UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MERGE HEALTHCARE INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERGE HEALTHCARE INCORPORATED
350 North Orleans Street
Chicago, Illinois 60654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Central Time on Wednesday, June 17, 2015.

PLACE	Merge Healthcare Incorporated 350 North Orleans Street, First Floor Chicago, Illinois 60654

REGISTRATION FOR MEETING	Please note that stockholders who wish to attend the Annual Meeting are encouraged to register no later than June 12, 2015 on our website at www.merge.com/annualmeeting/.

ITEMS OF BUSINESS
•   To elect seven (7) members of the Board of Directors, each to hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her prior death, resignation or removal.

• To consider and vote upon the new Merge Healthcare Incorporated 2015 Equity Incentive Plan.

• To consider and vote upon an amendment to the Merge Healthcare Incorporated Bylaws to provide for an exclusive forums provision.

• To consider and vote upon the removal of the conversion cap limitation with respect to the conversion of our Series A Convertible Preferred Stock into shares of our Common Stock.

• To consider and vote upon an amendment to the Merge Healthcare Incorporated Certificate of Incorporation and Certificate of Designation to allow holders of preferred stock to vote separately.

• To ratify the appointment of BDO USA, LLP, as our independent registered public accounting firm for the 2015 fiscal year.

• To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

RECORD DATE	You can vote if you are a stockholder of record at the close of business on April 20, 2015.

MATERIALS TO REVIEW	• Notice of Annual Meeting of Stockholders and Proxy Statement • 2014 Annual Report on Form 10–K

The Company is again pleased to take advantage of the United States Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders via the Internet.  These rules allow the Company to provide you with the information you need while lowering the costs and environmental impact associated with printing and mailing proxy materials for the Annual Meeting.

May 8, 2015	Justin C. Dearborn Chief Executive Officer President and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO
BE HELD ON WEDNESDAY, JUNE 17, 2015.

This Notice of Annual Meeting of Stockholders and Proxy Statement and the
2014 Annual Report on Form 10–K are available on our web site at
www.merge.com/annualmeeting/.

Certain Corporate and Stockholder Information is available on our website at
www.merge.com/company/investors/corporate–governance.aspx.

You may obtain directions to the Annual Meeting by written request directed to our
General Counsel, Merge Healthcare Incorporated,
350 North Orleans Street, First Floor, Chicago, Illinois 60654.

Your vote is very important to us.  Whether or not you plan to attend the Annual Meeting in person, please cast your vote, as instructed in the Notice Regarding Availability of Proxy Materials or proxy card, over the Internet or by telephone, as promptly as possible.  If you received a Notice Regarding Availability of Proxy Materials in the mail or by electronic mail, you may also request a paper proxy card to submit your vote by mail if you prefer.

Merge Healthcare Incorporated
350 North Orleans Street
Chicago, Illinois 60654

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors (each individually, a “Director” and, collectively, the “Board” or “Directors”) of Merge Healthcare Incorporated, a Delaware corporation (“Merge Healthcare,” the “Company,” “we,” “us” or “our”), of proxies to be voted at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof.

You are invited to attend the Annual Meeting of Stockholders.  The Annual Meeting is scheduled to take place on Wednesday, June 17, 2015, beginning at 10:00 a.m., Central Time, at our offices located at 350 North Orleans Street, First Floor, Chicago, Illinois 60654.  In order to attend the Annual Meeting in person you are encouraged to register in advance.  For further information, please see “How do I register to attend the Annual Meeting in person?” below.

How do I vote shares registered in my name?

Under rules adopted by the United States Securities and Exchange Commission (the “Commission”), we are primarily furnishing proxy materials to our stockholders on the Internet, rather than mailing paper copies of the materials (including our 2014 Annual Report on Form 10–K) to each stockholder.  If you received a Notice Regarding Availability of Proxy Materials (“Notice”) by mail or electronic mail, you will not receive a paper copy of these proxy materials unless you request a set.  Instead, the Notice will instruct you as to how you may access and review the proxy materials over the Internet and vote your shares.  If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials free of charge, please follow the instructions included in the Notice.

We anticipate that the Notice will be mailed to our stockholders on or about May 8, 2015, and will be sent by electronic mail to our stockholders who have opted for such means of delivery on or about May 8, 2015.  The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time, on June 16, 2015.

Who is entitled to vote at the Annual Meeting?

Holders of Merge Healthcare Incorporated Common Stock, par value $0.01 per share (our “Common Stock”), and the holders of Merge Healthcare Incorporated Series A Convertible Preferred Stock, par value $0.01 per share (our “Series A Preferred Stock,” which we refer to together with our Common Stock as our “Voting Stock”), at the close of business on April 20, 2015 are entitled to receive notice of and to vote their shares at the Annual Meeting.

How many shares will be entitled to vote at the Annual Meeting?

At the close of business on April 20, 2015, our outstanding Voting Stock was entitled to votes representing the equivalent of 110,175,744 shares of our Common Stock, including:  (i) 98,655,007 shares of our Common Stock, and (ii) 50,000 shares of our Series A Preferred Stock, which entitle the holders of record of such Series A Preferred Stock to voting rights equal to 11,520,737 shares of our Common Stock.  The Series A Preferred Stock was issued by us to finance, in part, our acquisition of D. R. Systems, Inc.  Each share of Common Stock or Common Stock equivalent is entitled to one vote on each matter properly brought before the Annual Meeting.  Our current Directors and Executive Officers beneficially own 32,600,568 shares of our Common Stock, which represent approximately twenty nine percent (29%) of the total number of votes that our outstanding Voting Stock is entitled to vote at the Annual Meeting, and which they intend to vote in favor of the proposals presented in this proxy statement.

How do I register to attend the Annual Meeting in person?

Please note that stockholders who wish to attend the Annual Meeting are encouraged to register no later than June 12, 2015 on our website at www.merge.com/annualmeeting/.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Merge Healthcare’s transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares.  This Notice of Annual Meeting and Proxy Statement and the Company’s 2014 Annual Report on Form 10–K have been made available to you by Merge Healthcare.

If your shares are held in a stock brokerage account or by a bank or other holder of record (collectively, “holder of record”), you are considered the “beneficial owner” of those shares.  In that case, if you have previously elected to receive a paper copy of your proxy materials, this Proxy Statement and a proxy card have been sent to the holder of record.  You may have received this Proxy Statement directly from the holder of record, together with instructions as to how to direct the holder of record to vote your shares.  As a beneficial owner, you have the right to direct the holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by mail, telephone or on the Internet.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is voted by (i) sending written notice of revocation to the Corporate Secretary of the Company bearing a date later than the date of the earlier proxy; or (ii) properly executing and dating a subsequent proxy relating to the shares of Common Stock that you want voted at the Annual Meeting; or (iii) voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by following the instructions of your bank, broker or other holder of record.

All votes that have been properly cast and not revoked will be voted at the Annual Meeting.

If my shares are held in street name by the holder of record, will the holder of record vote my shares for me?

For beneficial owners, the holder of record will vote your shares only if the proposal is a matter on which the holder of record has discretion to vote or if you provide instructions on how to vote by following the instructions provided to you by the holder of record.  Under applicable stock exchange rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms.  Since 2010, brokers no longer have the discretion to vote on proposals for the election of directors.  As a result, while brokers may exercise their discretion to vote on the ratification of BDO USA, LLP, brokers may not exercise their discretion with respect to any of the other proposals specified in this Proxy Statement.  For any matters that come before the Annual Meeting for which your broker is not permitted to exercise voting discretion, if you do not give your broker specific instructions, your shares will be considered “broker non–votes,” will not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters.  However, shares represented by such “broker non–votes” will be counted in determining whether there is a quorum present.

What shares are included on the proxy card?

If you are a stockholder of record you will receive only one proxy card for all the shares you hold in certificated and in book entry form.  If you are a beneficial owner who is not the stockholder of record, you will receive voting instructions and information regarding consolidation of your vote, from the holder of record.

How many shares of Merge Common Stock must be present or represented at the Annual Meeting to constitute a quorum?

Under the Merge Healthcare Incorporated Bylaws (which we refer to as our “Bylaws”), the presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum.  Both abstentions and broker non–votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present.

What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?

•	Election of Directors

Under our Bylaws, directors must be elected by a plurality of votes cast.  This means that the individuals with the largest number of votes “For” are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting.  Abstentions and broker non–votes are not counted as votes with respect to this proposal.  The election of directors is considered a non–routine proposal under the rules applicable to banks and brokers.  As a result, if you hold your shares in “street name,” absent specific voting instructions, the holder of record will not be permitted to exercise voting discretion, and your shares will not be considered present and entitled to vote, with respect to the election of directors at the Annual Meeting.

•	Adoption of the Merge Healthcare Incorporated 2015 Equity Incentive Plan

The affirmative vote of a majority of the shares of Voting Stock present in person or represented by proxy and entitled to vote is required to approve the adoption of the Merge Healthcare Incorporated 2015 Equity Incentive Plan (the “2015 Plan”).  Abstentions will have the effect of a vote against this proposal.  Broker non–votes will have no effect on the outcome of this proposal.  The adoption of the 2015 Plan is considered a non–routine proposal under the rules applicable to banks and brokers.  As a result, if you hold your shares in “street name,” absent specific voting instructions, the holder of record will not be permitted to exercise voting discretion, and your shares will not be considered present and entitled to vote, with respect to the approval of the adoption of the 2015 Plan at the Annual Meeting.

•	Amendment of the Merge Healthcare Incorporated Bylaws

The affirmative vote of a majority of the shares of Voting Stock present in person or represented by proxy and entitled to vote is required to approve the amendment of the Merge Healthcare Incorporated Bylaws.  Abstentions will have the effect of a vote against this proposal.  Broker non–votes will have no effect on the outcome of this proposal.  The amendment of the Bylaws is considered a non–routine proposal under the rules applicable to banks and brokers.  As a result, if you hold your shares in “street name,” absent specific voting instructions, the holder of record will not be permitted to exercise voting discretion, and your shares will not be considered present and entitled to vote, with respect to the approval of the amendment of the Bylaws at the Annual Meeting.

•	Removal of the Conversion Cap limitation with respect to the conversion of Merge Healthcare Incorporated’s Series A Preferred Stock into shares of Merge Healthcare Incorporated Common Stock

The affirmative vote of a majority of the shares of Voting Stock present in person or represented by proxy and entitled to vote is required to approve the removal of the conversion cap’s application to the conversion of the Series A Preferred Stock into shares of our Common Stock under certain circumstances.  Abstentions will have the effect of a vote against this proposal.  Broker non–votes will have no effect on the outcome of this proposal.  The approval of the removal of the conversion cap application is considered a non–routine proposal under the rules applicable to banks and brokers.  As a result, if you hold your shares in “street name,” absent specific voting instructions, the holder of record will not be permitted to exercise voting discretion, and your shares will not be considered present and entitled to vote, with respect to the removal of the conversion cap limitation.

•	Amendment to the Merge Healthcare Incorporated Certificate of Incorporation and Certificate of Designation

The affirmative vote of a majority of the outstanding shares of Voting Stock is required to approve the amendment to the Merge Healthcare Incorporated Certificate of Incorporation allowing holders of preferred stock to vote separately from the holders of our Common Stock and Certificate of Designation to provide for the Series A Preferred Stock to elect one director to our Board.  Abstentions and broker non–votes will have the effect of a vote against this proposal.  The amendment of the Certificate of Incorporation and Certificate of Designation is considered a non–routine proposal under the rules applicable to banks and brokers.  As a result, if you hold your shares in “street name,” absent specific voting instructions, the holder of record will not be permitted to exercise voting discretion, and your shares, which are outstanding and eligible to vote, will not be voted (which has the effect of a vote against approval) with respect to the approval of the amendment of the Certificate of Incorporation and Certificate of Designation.

•	Ratification of BDO USA, LLP

The affirmative vote of a majority of the shares of Voting Stock present in person or represented by proxy and entitled to vote is required to approve the ratification of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year.  Abstentions will have the effect of a vote against this proposal.  Because this proposal is considered a routine proposal under the rules applicable to banks and brokers, banks, brokers or other entities holding shares for an owner in street name are able to vote on this proposal, even if no voting instructions are provided by the beneficial owner.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

Can I access the Notice of Annual Meeting and Proxy Statement and the 2014 Annual Report on Form 10–K on the Internet?

This Notice of Annual Meeting and Proxy Statement, and the 2014 Annual Report on Form 10–K, are available on our website at www.merge.com/annualmeeting/.  Instead of receiving future copies of our proxy statement and accompanying materials by mail, most stockholders can elect to receive an e–mail that will provide electronic links to them.  Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business.

Who will pay for the cost of this proxy solicitation?

To facilitate the collection of proxies, we may appoint a proxy solicitor at standard industry rates.  We will pay the cost of soliciting proxies, including the charges of holders of record for forwarding documents to you.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this document or our 2014 Annual Report on Form 10–K, please contact:  Merge Healthcare Incorporated, 350 North Orleans Street, First Floor, Chicago, Illinois 60654, Attention:  General Counsel or Corporate Secretary, Telephone (312) 565–6868.

How can I communicate with the Company’s Board of Directors?

Stockholders who wish to communicate with our Board, any individual Director or Board committee may send correspondence to our General Counsel or Corporate Secretary, Merge Healthcare Incorporated, 350 North Orleans Street, First Floor, Chicago, Illinois 60654.  Our General Counsel or Corporate Secretary will submit your correspondence to our Board, any individual Director or the appropriate Board committee, as applicable.

The Board has instructed the General Counsel and the Corporate Secretary to review all communications so received, and to exercise their discretion not to forward to any Director correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints, or suggestions) and personal grievances.  However, any Director may at any time request the General Counsel or the Corporate Secretary to forward any and all communications received by the General Counsel or the Corporate Secretary, but not forwarded to the Directors.

How do I submit a stockholder proposal for the 2016 annual meeting?

If a stockholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by January 9, 2016.  Proposals should be addressed to our General Counsel or Corporate Secretary, Merge Healthcare Incorporated, 350 North Orleans Street, First Floor, Chicago, Illinois 60654.  In addition, our Bylaws provide that any stockholder wishing to nominate directors or propose any other business at the 2016 annual meeting must give us written notice by no earlier than March 19, 2016 and no later than April 18, 2016.  This notice must be sent to Merge Healthcare Incorporated, 350 North Orleans Street, First Floor, Chicago, Illinois 60654, Attention:  General Counsel or Corporate Secretary.  That notice must provide certain other information as described in our Bylaws.  A copy of our Bylaws is available online at www.merge.com/company/investors/corporate-governance.aspx or see “Availability of Documents” below.

What is “householding”?

We have adopted “householding,” a procedure under which stockholders of record who have the same address and last name and do not receive proxy materials electronically will receive only one set of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.  This procedure saves printing and postage costs by reducing duplicative mailings.  Stockholders who participate in householding will continue to receive separate proxy cards.  Beneficial owners can request information about householding from their banks, brokers, or other holders of record.  If you participate in householding and wish to receive separate proxy materials, or if you wish to receive separate proxy materials in the future, please call us at (312) 565–6868 or write to:  Merge Healthcare Incorporated, 350 North Orleans Street, First Floor, Chicago, Illinois 60654, Attention:  General Counsel or Corporate Secretary.  We will deliver the requested documents to you promptly upon your request.

PROPOSAL ONE – ELECTION OF DIRECTORS

Board Size.  It is the policy of the Company that the number of Directors not exceed a number that can function efficiently as a body.  The Nominating and Governance Committee, or in certain cases, the Board, considers candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.  Our Bylaws provide that the number of Directors shall consist of no less than three (3) and no more than eleven (11) Directors.  The specific number of Directors shall be fixed from time to time by our Board.  Currently, the Board is comprised of nine (9) Directors, which will be decreased to seven (7) Directors in connection with the Annual Meeting.  Michael W. Ferro, Jr., who served as our Chairman of the Board since 2008, resigned from our Board in August of 2013, and rejoined our Board as our Chairman in November of 2014.  Our Board subsequently elected Michael P. Cole on April 23, 2015.  Dennis Brown, who currently serves on our Board and who has served on our Board from the date of our initial public offering in February 1998 until May 2000, and again since May of 2003, including as our Chairman from August of 2013 to November 2014, has chosen not to run for election at the Annual Meeting.  Nancy J. Koenig, our Chief Operating Officer, has chosen not to run for election at the Annual Meeting, but will continue to serve as our Chief Operating Officer.  The Board wishes to thank Mr. Brown and Ms. Koenig for their service to our Board.

Seven (7) out of nine (9) current members of our Board are standing for election to hold office until the next annual meeting of stockholders or as provided in our Bylaws.  The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees with respect to all proxies we receive unless instructions to the contrary are provided.  If any nominee becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board.  Our Directors have no reason to believe that any of the nominees named below will be unable to serve if elected.  A plurality of votes cast is required for the election of Directors.

A plurality of the votes cast means that the individuals with the largest number of votes are elected as Directors up to the maximum number of Directors to be chosen at the Annual Meeting.

DIRECTOR BIOGRAPHIES AND QUALIFICATIONS

The following table lists the names of the seven (7) of our current Directors seeking election, their respective ages and positions with us, followed by a brief biography of each individual, including their business experience and the reasons why the Board believes each nominee is qualified to serve as a Director of our Company.

Name	Age	Position
Michael P. Cole	43	Director
Justin C. Dearborn	45	Director, Chief Executive Officer, President and Corporate Secretary
William J. Devers Jr.	81	Director
Michael W. Ferro, Jr.	48	Chairman of the Board
Matthew M. Maloney	39	Director
Richard A. Reck	65	Director
Neele E. Stearns, Jr.	79	Director

Michael P. Cole has served as a Director since April of 2015.  Mr. Cole has been the president of MAEVA Group LLC, a turnaround–oriented merchant bank, since 2014.  From 1997 to 2014, he was employed by Madison Dearborn Partners, LLC (“MDP”), a Chicago–based private equity investment firm that manages approximately $20 billion in equity capital, where he focused on investments in the media, telecommunications and technology services sectors.  In 2007, Mr. Cole was named a Managing Director of MDP, which he remained until his departure in 2014.  At MDP, he led or worked on investments in companies such as MetroPCS (now T–Mobile), XM Satellite Radio Holdings, Intelsat Ltd. (NYSE: I), Univision Communications Inc., Alaska Native Wireless (now AT&T), Telemundo Communications Group and Council Tree Hispanic Broadcasters (now Comcast NBCU), Reiman Publications, Cbeyond Communications, Sorenson Communications, The Topps Company, Inc., Wind Telecom SpA (now Vimpelcom) and Q9 Networks.  He was named a “Top 40 Global Dealmaker Under 40” by Dealmaker Magazine and a “Top 40 Under 40” leader by Crain’s Chicago Business.  Since 2007, Mr. Cole has been a director on the board of directors of Univision Communications Inc.  Previously, Mr. Cole served on the boards of directors of several other companies, including Wind Telecom SpA from 2008 to 2012, The Topps Company, Inc. from 2007 to 2014, and Sorenson Communications Holdings, LLC from 2006 to 2014.  Within the past two years, he has also served on the boards of directors of several 501(c)(3) charitable organizations, including the Big Shoulders Fund, the Chicago Entrepreneurial Center, and The Lyric Opera of Chicago where he is a member of the investment committee, as well as the Illinois Venture Capital Association.  Early in his career, Mr. Cole was a health care investment banker with Bear, Stearns & Co. Inc. and advised major health care companies on over $3 billion in mergers, acquisitions and financing activity.  Mr. Cole received his A.B. degree from Harvard College.  The Board has concluded that Mr. Cole should be a Director of Merge Healthcare due to his significant experience in investing in, financing and helping to grow entrepreneurial businesses through organic growth, acquisitions and strong corporate governance.  Mr. Cole also benefits our Board through his strong industry experience in both technology services and health care.

Justin C. Dearborn served as managing director and general counsel of Merrick Ventures, LLC (“Merrick Ventures”) from January 2007 until his appointment as Chief Executive Officer of Merge Healthcare in June 2008.  In November 2010, Mr. Dearborn transitioned from our Chief Executive Officer to President, and in July 2011, Mr. Dearborn was also appointed Chief Financial Officer.  In May 2012, the Company created our Merge DNA operating segment (Data & Analytics).  Mr. Dearborn was appointed Chief Executive Officer of Merge DNA and remained both the President of Merge Healthcare and a Director of the Company.  In May 2013, Mr. Dearborn was also appointed to the office of Corporate Secretary.  In August 2013, Mr. Dearborn was appointed Chief Executive Officer in addition to his President and Corporate Secretary offices.  Prior to joining Merrick Ventures, Mr. Dearborn worked over nine years for Click Commerce, Inc. (which we refer to as “Click Commerce”), a publicly traded software and services company.  From May 2003 until May 2005, Mr. Dearborn served as vice president of corporate legal affairs and human resources at Click Commerce.  Mr. Dearborn was appointed corporate secretary of Click Commerce in May 2003.  Prior to Click Commerce, Mr. Dearborn worked at Motorola, Inc. (“Motorola”) where he specialized in intellectual property transactions and also held management positions in Motorola’s semiconductor and government groups.  Mr. Dearborn holds a B. S. in Accounting from Illinois State University and a J. D. from DePaul University.  Mr. Dearborn has served on our Board since his original appointment as Chief Executive Officer of Merge Healthcare in June 2008.  The Board has concluded that Mr. Dearborn should be a Director of Merge Healthcare because of his diverse experience in operational, financial and legal roles.

William J. Devers Jr. has served as a Director since February 2014.  Mr. Devers is president of Devers Group Inc. (“Devers Group”).  Mr. Devers was the chief executive officer of Trans Union Credit Information Company (“Trans Union”).  He left Trans Union in 1983 and started Devers Group as a vehicle for his private investments.  Prior to divestitures, Devers Group had revenues of approximately $100 million and employed approximately 700 people.  Over the past 30 years, Mr. Devers has bought and sold over 20 software concerns, including sales to EDS, Klopotek (Berlin, Germany), DBS Systems and others.  Currently, Mr. Devers manages DGI Private Equity Ventures, LLC, serves on the board of directors of Ryan Specialty Group, Lurie Children’s Hospital of Chicago, the Big Shoulders Fund and is a non–voting unit holder of Merrick Ventures, LLC.  Additionally, Mr. Devers serves on an advisory board at the University of Notre Dame and is a trustee of the Museum of Science and Industry in Chicago.  Mr. Devers served on the board of Click Commerce through its sale to Illinois Tool Works Inc. (“ITW”), and on the board of Wallace Computer Services, Inc. (“Wallace Computer Services”) until its sale in 2003.  The Board has determined that Mr. Devers should be a Director of Merge Healthcare because of his extensive experience as an executive officer and his experience in mergers, acquisitions and dispositions with respect to companies in the software industry.

Michael W. Ferro, Jr. has served as a Director and Chairman of our Board since November 21, 2014, and prior to that date had served as a Director and Chairman of our Board from June of 2008 to August of 2013.  Since May 2007, Mr. Ferro has served as chairman and chief executive officer of Merrick Ventures, a private investment firm. In addition, Mr. Ferro serves as the chairman and chief executive officer of Merrick RIS, LLP (“Merrick”), an affiliate of Merrick Ventures.  From June 1996 until October 2006, Mr. Ferro served as chief executive officer and chairman of the board of Click Commerce.  Mr. Ferro is a Henry Crown Fellow at the Aspen Institute and is a director with the RAND Health Board of Advisors. Mr. Ferro is currently a member of the board of trustees of the Chicago Museum of Science and Industry, The Field Museum of Chicago, and Northwestern University.  He also serves on the boards of directors of The Chicago Community Trust, Children’s Memorial Hospital, The Joffrey Ballet of Chicago, the Lyric Opera of Chicago, Northwestern Memorial Foundation, Northwestern Memorial Healthcare – Investment Committee, Big Shoulders Fund, After School Matters, Wrapports, LLC, Economic Club of Chicago, The Commercial Club of Chicago, The Economic Club of Chicago and the Renaissance School Fund.  Mr. Ferro holds a B.A. from the University of Illinois.  The Board has concluded that Mr. Ferro should be a Director of Merge Healthcare because of his extensive experience in investing in and advising public and private companies.  Additionally, his significant stock ownership in Merge Healthcare aligns his interests with those of other stockholders.

Matthew M. Maloney has served as a Director since August 2012.  Mr. Maloney is the co–founder, Chief Executive Officer and a director of GrubHub, Inc. (“GrubHub”), a public company with its shares traded on the New York Stock Exchange.  GrubHub is an online and mobile food ordering platform headquartered in Chicago, Illinois.  Mr. Maloney also has a background in radiology from when he worked at the University of Chicago’s Department of Radiology from 1998 to 2000 developing advanced CAD schemes for detection and classifications of masses and clustered microcalcifications.  This work included the first prototype intelligent CAD workstation, which was intended to computerize detection on digitized mammograms and was subsequently utilized in the University of Chicago’s Department of Radiology.  Mr. Maloney holds a M. S. and an M.B.A. from the University of Chicago and a B. A. from Michigan State University.  The Board has concluded that Mr. Maloney should be a Director of Merge Healthcare because of his business acumen and entrepreneurship demonstrated by managing a fast growing and dynamic technology–based company and his experience with both technology–based companies and radiology technology solutions.

Richard A. Reck is the president of Business Strategy Advisors LLC, a business strategy consulting firm, and has served in such capacity since August 2002.  Mr. Reck joined the certified public accounting firm of KPMG LLP in June 1973 and remained employed there until his retirement as a partner in July 2002.  He currently serves on the board of Interactive Intelligence, Inc., a publicly held software company, and previously served on the board of Advanced Life Sciences Holdings Inc., a publicly held biopharmaceutical company, which ceased operations during 2011, as well as serving on the boards of several private and not–for–profit entities.  Mr. Reck is a certified public accountant and holds a B. A. in Mathematics from DePauw University and an M.B.A. in Accounting from the University of Michigan.  Mr. Reck has served as a Director since April 2003.  The Board has concluded that Mr. Reck should be a Director of Merge Healthcare because of his financial and executive experience with the above entities and other experience as a member of the board of directors of other public and private entities.

Neele E. Stearns, Jr. has served as a Director since June 2008.  From February 2001 until his retirement in April 2011, Mr. Stearns served as chairman of Financial Investments Corporation, a private equity investment firm.  From July 2004 to April 2007, he also served as the chief executive officer of Boulevard Healthcare, LLC, an owner and operator of nursing homes.  From September 2003 to January 2004, Mr. Stearns took a leave of absence from Financial Investments Corporation to serve as interim chairman and chief executive officer of Footstar, Inc. (“Footstar”).  In March 2004, Footstar filed for U. S. Chapter 11 bankruptcy, at which time, Mr. Stearns remained as a director of Footstar until it emerged from bankruptcy in February 2006.  Previously, Mr. Stearns was chairman of the board of Wallace Computer Services, then a provider of printed products and print management services, from January 2000 through November 2000 as well as serving as a director from 1996 until its sale to Moore Corporation Limited.  Prior to 1995, he was president and chief executive officer of CC Industries, Inc., a diversified holding company.  Mr. Stearns served on the board of Maytag Corporation from 1989 through its sale to Whirlpool Corporation in March 2006.  Mr. Stearns served on the board of Click Commerce from 2004 through its sale to ITW in 2006.  Mr. Stearns holds an M.B.A. from Harvard Business School and a B. A. in Economics from Carleton College.  The Board has concluded that Mr. Stearns should be a Director of Merge Healthcare because of his significant executive experience and experience as a public company director referred to above.

RECOMMENDATION OF THE BOARD

The Board unanimously nominates and recommends that stockholders vote “FOR” each of Messrs. Cole, Dearborn, Devers, Ferro, Maloney, Reck, and Stearns for election as Directors of our Company to serve until the next Annual Meeting of Stockholders or as otherwise provided in our Bylaws.

CORPORATE GOVERNANCE

Role and Composition of the Board of Directors

General.  The Board, which is elected by the stockholders, is the ultimate decision–making body of Merge Healthcare, except with respect to those matters reserved to the stockholders.  It selects the Chief Executive Officer and other members of the senior management team, which senior management team is charged with the conduct of Merge Healthcare’s business.  Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance.  The function of the Board to monitor the performance of senior management is facilitated by the presence of outside Directors of stature who have substantive knowledge of Merge Healthcare’s business and other significant management experience.

Our business, property and affairs are managed under the direction of our Board.  Members of our Board are kept informed of our business through discussions with our Chairman, our Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

All Board members standing for election are expected to attend our Annual Meeting of Stockholders, unless an emergency prevents them from doing so.  At our 2014 annual meeting, all except one (1) of our Directors standing for reelection attended.

In 2014, the Board met thirteen (13) times and had four (4) Committees:  the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee.  All of the Directors, except Matthew M. Maloney, attended at least seventy five percent (75%) of the aggregate number of meetings of the Board and all committees on which they served in 2014.

It is the general policy of Merge Healthcare that all major decisions be considered by the Board as a whole.  As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly owned company.  Currently, these committees are the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee.

Selection Criteria.  Although neither the Nominating and Governance Committee nor the Board has a formal diversity policy, the Board is committed to a diverse membership, in terms of both the individuals involved and their various experiences and areas of expertise.  The Nominating and Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have a proven record of business leadership and experience.  Candidates are selected by the Nominating and Governance Committee for, among other things, their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment.  Final approval of a Director candidate is determined by the full Board.  The Nominating and Governance Committee considers candidates suggested by our stockholders for election as a Director.  For Director recommendations, a stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, a stockholder’s notice shall be received by the Corporate Secretary of the Company at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date of the prior year’s annual meeting and comply with the procedures set forth in the Company’s Bylaws.  Stockholder nominees whose nominations comply with these procedures will be evaluated by the Nominating and Governance Committee in the same manner as the Nominating and Governance Committee’s nominees.

Director Compensation.  The Nominating and Governance Committee makes recommendations, as it deems necessary, to the Board regarding the compensation of Directors and the independent members of the Board approve the compensation of Directors.

Executive Sessions.  Executive sessions or meetings of outside Directors without management present are held at the Board’s discretion and consistent with The NASDAQ Global Select Market Rules.  Meetings of outside Directors were facilitated by our Audit Committee.  In 2014, our Audit Committee held six (6) executive sessions of outside Directors without management present during 2014.

Board Leadership Structure and Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles.  Our Chief Executive Officer and President is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and President and sets the agenda for Board meetings and presides over meetings of the full Board.  We also believe that separation of the positions reinforces the independence of the Board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.  In light of this governance structure, which differs from many of our peers, we do not have a lead independent director at this time.

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory risks, as well as strategic and reputational risks.  The full Board (or the appropriate committee in the case of risks that are the responsibility of a particular committee) receives these reports to enable it to understand our risk identification, risk management and risk mitigation strategies.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  The Audit Committee oversees management of financial risks.  The Nominating and Governance Committee manages risks associated with the independence of the Board and its committees and potential conflicts of interest between the Company and any related party.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed of such risks through committee reports at the Board meeting following a given Committee meeting and other written materials as provided from time to time.  This process enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

In addition to the Company’s formal compliance program, the Board encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day to day business operations.  The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company.  The Board (and its committees) periodically asks the Company’s executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability.  The Company’s management has reviewed its compensation policies and practices for its employees and does not believe such policies and practices are reasonably likely to have a material adverse effect on the Company.  In reaching this conclusion, the Company considered, among other things: the design elements of the Company’s compensation programs and policies; the mix of cash and equity payouts; the balance of incentive compensation to encourage both short–term performance and long–term value creation; the combination of performance and time vesting requirements used by the Company’s incentive plans; the use of financial performance metrics that are readily monitored and reviewed; incorporation of both operational and financial goals and individual performance; capped payout levels for both annual cash incentives and long–term incentive awards; multiple levels of review and approval of awards; and the Company’s internal risk review and assessment processes.

Availability of Documents

The various documents relating to our corporate governance are published on our website at www.merge.com/company/investors/corporate–governance.aspx.

These documents include:

•	Audit Committee Charter
•	Compensation Committee Charter
•	Nominating and Governance Committee Charter
•	Code of Ethics
•	Whistleblower Policy
•	Certificate of Incorporation
•	Bylaws
•	Insider Trading Agreement

We will provide any of the foregoing information without charge upon written request submitted to General Counsel or the Corporate Secretary, Merge Healthcare Incorporated, 350 North Orleans Street, First Floor, Chicago, Illinois 60654.  Our website is not incorporated into or a part of this Proxy Statement.

Director Independence

Our Board follows The NASDAQ Global Select Market Rules regarding the independence of directors.  The Board recognizes that independent directors play an important role in assuring investor confidence.  As such, the Board has determined that each of Messrs. Brown, Cole, Devers, Maloney, Reck and Stearns is independent under the listing standards of The NASDAQ Global Select Market.

Merge Healthcare’s Code of Ethics

All of our employees, including the Chief Executive Officer and President, the Chief Financial Officer, our Controllers, and persons performing similar functions, including all Directors and employees, are required to abide by Merge Healthcare’s Code of Ethics to ensure that our business is conducted in a consistently legal and ethical manner.  This Code of Ethics along with our Whistleblower Policy form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the high integrity level of our employees.  Our policies and procedures cover a wide range of areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Merge Healthcare’s Code of Ethics.  The Sarbanes–Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.  We have such procedures in place as set forth in the Merge Healthcare Incorporated Whistleblower Policy and the Code of Ethics.

Both our Code of Ethics and our Whistleblower Policy are available to our stockholders on our web site at www.merge.com/company/investors/corporate–governance.aspx and in print.  To request copies of these documents, make such request in writing to the General Counsel or the Corporate Secretary, Merge Healthcare Incorporated, 350 North Orleans Street, First Floor, Chicago, Illinois 60654.  Future material amendments relating to the Code of Ethics and/or the Whistleblower Policy will be disclosed on our web site.

COMMITTEE MEMBERSHIP

The table below provides the current membership for each of the Board Committees.
Name	Audit	Compensation	Executive	Nominating and Governance
Dennis Brown	X		X *	X
Michael P. Cole
Justin C. Dearborn			X
William J. Devers Jr.		X *	X
Michael W. Ferro, Jr.
Nancy J. Koenig
Matthew M. Maloney				X
Richard A. Reck	X	X		X *
Neele E. Stearns, Jr.	X *	X	X

(*)	Represents Committee Chairperson.

The Audit Committee

The Audit Committee is composed solely of independent Directors in accordance with the listing standards of The NASDAQ Global Select Market and applicable rules of the Commission.  Under its Charter, the Audit Committee is responsible for reviewing with the independent registered public accounting firm and management the adequacy and effectiveness of internal controls over financial reporting.  The Audit Committee reviews and consults with management and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases and the accounting principles applied.  The Audit Committee is also responsible for appointing, retaining, overseeing and evaluating the qualifications, performance and independence of Merge Healthcare’s independent public accounting firm.  The Audit Committee reviews reports from management relating to the status of compliance with laws, regulations and internal procedures.  The Audit Committee is also responsible for reviewing and discussing with management Merge Healthcare’s policies with respect to the assessment and management of financial risks.

The Audit Committee Charter is available on our website at www.merge.com/company/investors/corporate–governance.aspx and in print upon request.  The Audit Committee met nine (9) times in 2014.

The Board has determined that each of the members of the Audit Committee is an “audit committee financial expert” for purposes of the Commission’s rules.

The Compensation Committee

The Compensation Committee is composed solely of independent Directors, in accordance with the listing standards of The NASDAQ Global Select Market and applicable rules of the Commission, and each Compensation Committee member is a “non–employee director” as defined in Rule 16b–3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code (the “Code”).  The Compensation Committee determines Merge Healthcare’s compensation philosophy and oversees and administers Merge Healthcare’s executive compensation programs.  Its responsibilities also include overseeing Merge Healthcare’s compensation and benefit plans and policies, administering its stock plans (including reviewing and approving equity grants) and reviewing and approving annually all compensation programs for Merge Healthcare’s executive officers.

The Compensation Committee Charter is available on our website at www.merge.com/company/investors/corporate–governance.aspx and in print upon request.  The Compensation Committee met as a committee four (4) times in 2014 and, in addition, further addressed compensation matters during the course of regularly scheduled Board meetings during the year, whereby the independent directors of the Board made decisions with respect to compensation, in accordance with applicable law.

The Nominating and Governance Committee

The Nominating and Governance Committee is composed solely of independent Directors in accordance with the listing standards of The NASDAQ Global Select Market.  Under the terms of its Charter, the Nominating and Governance Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of the Board.  This includes identifying, recruiting and recommending director candidates as well as considering nominees recommended by stockholders.  The Nominating and Governance Committee is responsible for taking a leadership role in shaping the corporate governance of Merge Healthcare.

The Nominating and Governance Committee advises on the structure of Board meetings and recommends matters for consideration by the Board.  The Nominating and Governance Committee also advises on and recommends director compensation, which is ultimately approved by the full Board.

The Nominating and Governance Committee Charter is available on our website at www.merge.com/company/investors/corporate–governance.aspx and in print upon request.  The Nominating and Governance Committee met two (2) times in 2014, in addition to the performance of their the duties of the Nominating and Governance Committee within its charter being carried out by the independent members of the Board at regular Board meetings.

During the last year, there have not been any material changes to the procedures by which stockholders may recommend nominees to Merge Healthcare’s Board.

The Executive Committee

The Executive Committee is responsible for consulting with the senior management of the Company on strategic and operational matters between meetings of the Board, performing such other functions, which from time to time, may be assigned to it by the Board, and reporting at the next regular meeting of the Board all significant items discussed at any meeting of the Executive Committee.  The Executive Committee met eight (8) times in 2014.

Compensation Committee Interlocks and Insider Participation

During fiscal 2014 and as of the date hereof, none of the members of the Compensation Committee was or is an officer or employee of Merge Healthcare, and no executive officer of Merge Healthcare served or serves on the Compensation Committee or Board of any company that employed or employs any member of Merge Healthcare’s Compensation Committee or Board.

REVIEW OF RELATED PERSON TRANSACTIONS

The Company adopted written policies and procedures regarding related person transactions.  For purposes of these policies and procedures:

•	A “related person” means any of our Directors, executive officers, nominees for director, holder of five percent (5%) or more of our Common Stock or any of their immediate family members; and

•	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $50,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, Directors or nominees for director is required to disclose certain information relating to related persons transactions for review, approval or ratification by our Audit Committee.  Disclosure to our Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, Director or nominee for director becomes aware of the related person transaction.  Our Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of its determination that consummation of the transaction is not or was not contrary to the best interests of Merge Healthcare.  Any related person transaction must be disclosed to our full Board.

EXECUTIVE OFFICERS

As of April 20, 2015, the following individuals are our “executive officers” as that term is defined under the rules of the Commission and their respective ages and positions are set forth below:

Name	Age	Position
Justin C. Dearborn	45	Chief Executive Officer, President, Corporate Secretary and Director
Nancy J. Koenig	50	Chief Operating Officer and Director
Steven M. Oreskovich	43	Chief Financial Officer and Treasurer
Kurt R. Hammond	48	Chief Sales and Marketing Officer
Antonia A. Wells	56	President, International Division and Chief Research and Development Officer

Mr. Dearborn’s biography appears above under the heading “Board of Directors.”

Nancy J. Koenig has served as our Chief Operating Officer since August 2013.  In June of 2008, Ms. Koenig was appointed President of Merge Fusion and Executive Vice President – North American Direct Sales in April of 2010.  In October 2010, due to several additional changes occurring in the makeup of our senior management team and the transitioning of responsibilities, Ms. Koenig ceased to be an executive officer.  Ms. Koenig came to Merge Healthcare from Merrick Healthcare Solutions (a Merrick Ventures portfolio company), where she served as its chief executive officer.  Prior to joining Merrick Ventures in the fall of 2007, Ms. Koenig was the president of Click Commerce during its integration as a subsidiary of ITW.  Ms. Koenig joined Click Commerce in 1999 as the director of business consulting and held various positions, including serving as the head of Click Commerce’s European Operations, its vice president of Product Operations and Marketing and its executive vice president – Operations.  Ms. Koenig became Click Commerce’s president in 2006.  Ms. Koenig has served as a Director from August 2013, but will not be seeking election to the Board at the Annual Meeting.  Ms. Koenig holds an M.B.A. from the Northwestern University Kellogg School of Management.

Steven M. Oreskovich was appointed Chief Financial Officer and Treasurer in June 2008.  In July 2011, Mr. Oreskovich transitioned from our Chief Financial Officer to our Chief Accounting Officer.  Following Mr. Dearborn’s appointment as Chief Executive Officer of our Merge DNA operating group in May of 2012, Mr. Oreskovich assumed the position of Chief Financial Officer again.  He remained our Treasurer during this time.  Prior to his appointment as Chief Financial Officer and Treasurer in June 2008, Mr. Oreskovich served as our Vice President of Internal Audit since January 2007, as our Chief Accounting Officer and interim Treasurer and interim Secretary from July 2006 to January 2007 and as our Vice President and Corporate Controller from April 2004 to July 2006.  From April 2000 to January 2003, prior to joining our Company, Mr. Oreskovich served as vice president of finance and operations at Truis, Inc., a company that provided customer intelligence solutions for business–to–business enterprises.  Prior to that, Mr. Oreskovich worked as an auditor at PricewaterhouseCoopers LLP from September 1994 to April 2000.  Mr. Oreskovich holds a B. S. degree in Accounting from Marquette University and is a C.P.A.

Kurt R. Hammond joined Merge Healthcare in April 2010 as our Vice President, iConnect Solutions until his promotion to President, iConnect in September 2013, and transitioned to our Chief Sales and Marketing Officer in March 2015.  Mr. Hammond brings over 22 years of unique healthcare industry experience working in start–up or high–growth organizations in multiple healthcare sectors, including his extensive experience in healthcare information technology and the medical device market.  Prior to joining Merge Healthcare, Mr. Hammond served as Vice President of Sales at AMICAS, Inc. (also known as VitalWorks) from 2003 until its acquisition by Merge Healthcare.  Prior to VitalWorks, Mr. Hammond was the Director of Sales, Marketing & Business Development for Acuo Technologies (now part of Perceptive Software), a company in the vendor neutral archive space.  He also held several product management, sales and marketing leadership positions at ProVation Medical (formerly known as cMore Medical Solutions), Spine–Tech, Meadox Medicals (now part of Boston Scientific) and Smiths Industries.

Antonia A. Wells has served as our Chief Research and Development Officer since her appointment in January 2014, and as the President of our International Division and Chief of Research and Development since her appointment in August of 2013.  Prior to her appointment as our President, International and Chief of R&D, Ms. Wells served as our Executive Vice President – Research and Development following her appointment in April 2010.  From June 2008 through April 2010, Ms. Wells served as President of Merge Canada (formerly operating under the Merge OEM trade name).  From June 2005 through June 2008, Ms. Wells served as Merge OEM Vice President of Customer Operations.  Since joining us in 1999, Ms. Wells has been responsible for Merge OEM’s contract management, quality/regulatory affairs, manufacturing, order management, professional services and internal infrastructure.  Ms. Wells has over 25 years of business management experience, including leadership roles in software development, channel sales, IT, enterprise system implementation, process re–engineering, and human resources.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis describes our executive compensation program for 2014.  We use this program to attract, motivate, and retain exemplary executive officers whom the Board has selected to lead our business.

This section of the Proxy Statement explains how the Compensation Committee made its compensation decisions for our officers.  We regularly review the functions and responsibilities of our various employees to determine whether such person is an individual in charge of a principal business unit, division or function, or otherwise performs a policy making function, pursuant to Rule 3b–7 under the Exchange Act.  As part of this regular review process, we analyzed the roles of our various executive officers in early 2015.  Based on this review, we determined that Steven F. Tolle, Chief Strategy Officer, no longer qualified as an executive officer.  However, because Mr. Tolle was an executive officer for the 2014 fiscal year, he qualified, along with Mr. Dearborn, Ms. Koenig, Mr. Oreskovich and Ms. Wells, who are referenced above under “Executive Officers” above, as our Named Executive Officers for the 2014 fiscal year.

PHILOSOPHY AND GOALS OF OUR EXECUTIVE COMPENSATION

Compensation Philosophy

We maintain a compensation philosophy of “pay for performance.” To achieve our “pay for performance” philosophy, the Compensation Committee, in consultation with the Board, has considered what our compensation programs should achieve.  The primary objectives of our executive compensation policies include goals of:

•	attracting and retaining talented executives by providing compensation that generally aligns with the compensation provided to executives at public companies of comparable size and with a similar growth trajectory in the health care information technology industry, while maintaining compensation at levels that reflects our annual budget, operating initiatives and overall job responsibilities; and

•	providing appropriate incentives for executives to achieve our financial performance and business goals, which we believe influences increased stockholder value over time.

Our incentive compensation programs are designed to reward executive and other employee contributions based on the overall success of our organization and to promote superior individual performance.

Role of the Compensation Committee

The Compensation Committee of our Board is responsible for administering our compensation practices and ensuring they are designed to drive corporate performance.  Our Compensation Committee reviews compensation policies affecting our executive officers, taking into consideration our financial performance, our position within the health care information technology industry, the executive compensation policies of similar companies in similar industries and, when reviewing individual compensation levels, certain individual factors, including the executive’s level of experience and responsibility and the personal contribution that the individual has made to our success.  Our Compensation Committee also considers the global economic trends and the macroeconomic environment.  Members of our Compensation Committee have experience in setting compensation due to their management experience and from their membership on other boards and compensation committees.  Members of the Compensation Committee have used broadly analogous data they have obtained in this regard to set compensation of our executive officers.  In connection with this process, in 2013, the Compensation Committee retained the compensation consulting firm of Frederic W. Cook & Co., Inc. to advise with respect to executive compensation and retention.  There were no conflicts of interest with respect to any compensation consultants.

Annually, our Compensation Committee reviews the base salaries of all executive officers and, based on these reviews, may adjust these salaries to ensure external competitiveness and to reflect the executive’s individual position and performance, as well as the performance of our Company.  In addition to these factors, our Compensation Committee considers the recommendations of our Chief Executive Officer when adjusting base salaries of our Named Executive Officers other than himself.  Our Chief Executive Officer can and does call and attend Compensation Committee meetings, however, he is not present when the Compensation Committee discusses or sets his compensation.  We may also make base salary adjustments during the year if the scope of an executive officer’s responsibility changes relative to the other executives.

Compensation Mix

Historically, we have used a mix of fixed and performance–based compensation to meet our compensation objectives.  Fixed compensation consists primarily of the executive officers’ base salaries.  Performance–based compensation consists primarily of annual cash bonuses to drive short–term results and equity awards (such as stock options and restricted stock) to drive long–term results and aid in retention.  We do not have a set policy for allocating between any of our compensation elements because our Compensation Committee believes that it is important to retain flexibility in our compensation design based on financial goals and other business factors.  Because we believe that it is important to align the long–term interests of our executives with those of our stockholders, compensation in the form of equity awards has made up a portion of each current executive’s overall compensation package, although equity awards may not necessarily be granted to each executive officer each year of his or her employment.

For 2014, the compensation that we paid our Named Executive Officers consisted primarily of two elements:  base salary and cash bonuses based on Company and individual performance.

Base Salaries

We seek to pay executives a base salary in alignment with salaries of executives at companies of comparable position in the healthcare information technology industry and at a rate that fits within our annual budget, financial objectives and operating performance.  In 2013, Frederic W. Cook & Co., Inc. provided us with an analysis for our Officer and Director compensation.  Such analysis included reports pertaining to executive officer compensation benchmarking data, and non–employee Director compensation.  We have not historically attempted to make base salary a certain percentage of total compensation.

The Compensation Committee elected not to increase base salaries for the Named Executive Officers in 2014.  The base salaries of each of our Named Executive Officers in effect for 2014 remained the same as their 2013 ending base salaries. As a result, the Compensation Committee did not perform a benchmarking survey in 2014.  For reference, the base salaries paid in 2013 and 2014 were based on data compiled from the following sixteen (16) companies, the benchmarking peer group used in 2013 to set base salaries:

Accelrys, Inc.	HealthStream, Inc.
Actuate Corporation	iCAD, Inc.
Alliance HealthCare Services, Inc.	IntraLinks Holdings, Inc.
athenahealth, Inc.	Medidata Solutions, Inc
Computer Programs and Systems, Inc.	Qlik Technologies Inc.
Comverse, Inc.	Quality Systems, Inc.
ExamWorks Group, Inc.	RadNet, Inc
Greenway Medical Technologies, Inc.	Tableau Software, Inc.

The ending base salaries of each of our Named Executive Officers in effect for 2014 and 2013 are as follows:

Name and Principal Position	2013 Base Salary		2014 Base Salary		Percentage Increase

Justin C. Dearborn Chief Executive Officer, President & Corporate Secretary	$400,000		$400,000		0%

Nancy J. Koenig Chief Operating Officer	$305,000		$305,000		0%

Steven M. Oreskovich Chief Financial Officer and Treasurer	$250,000		$250,000		0%

Steven F. Tolle Chief Strategy Officer	$260,000		$260,000		0%

Antonia A. Wells President, International and Chief of Research & Development	$206,844	(1)	$189,640	(1)	0%

(1)	Ms. Wells’ 2013 and 2014 base salary has been converted from CDN $220,000 to U. S. Dollars, based on the Bank of Canada Noon Spot Rate on each of December 31, 2013 (U.S. $1 = CDN $0.9402) and December 31, 2014 (U.S. $1 = CDN $0.8620), respectively.

2014 Bonus Plan

The Compensation Committee approved a bonus plan for 2014 (the “2014 Bonus Plan”) with payouts based on achievement of certain financial and individual performance goals.  Except in the case of our Chief Executive Officer and our Chief Operating Officer, twenty five percent (25%) of the bonus eligibility was based on Company financial goals.  Seventy five percent (75%) of the bonus eligibility was based on individual performance goals.  Our Chief Executive Officer and our Chief Operating Officer’s bonus eligibility was based seventy five percent (75%) on Merge Healthcare’s financial goals and twenty five percent (25%) on individual performance goals.  Employees were required to be employed on the date of the bonus payment and to have complied with the Company’s training requirements in order to receive the bonus.

The financial performance metric under the 2014 Bonus Plan consisted of adjusted EBITDA.  We disclosed our actual adjusted EBITDA, as well as detailed reconciliations of this non–GAAP measure, in our quarterly earnings releases.  The performance metric targets and corresponding payouts under the 2014 Bonus Plan were as follows:

Adjusted EBITDA (in millions)	Bonus Payout
$42.0	50%
$43.4	75%
$44.8	100%
$46.1	125%

Each eligible employee was given a bonus target equal to a percentage of his or her base salary for 2014.  The targets were determined according to position, title or specific commitment made in the individual employee’s employment contract or offer letter.  The bonus targets for our Named Executive Officers were as follows:

Name and Principal Position	Target Bonus (% of Base Salary)(1)	Target Bonus ($)(1)

Justin C. Dearborn Chief Executive Officer, President & Corporate Secretary	100%	400,000

Nancy J. Koenig Chief Operating Officer	100%	305,000

Steven M. Oreskovich Chief Financial Officer and Treasurer	75%	187,500

Steven F. Tolle Chief Strategy Officer	50%	130,000

Antonia A. Wells President, International and Chief, R&D	70%	132,748	(2)

(1)	Bonus payouts may not exceed 125% of target.
(2)	Ms. Wells’ target bonus has been converted from CDN $154,000 to U. S. Dollars, based on the Bank of Canada Noon Spot Rate on December 31, 2014 (U.S. $1 = CDN $0.8620)

Our reported adjusted EBITDA in 2014 was $47.5 million.  After taking into consideration costs incurred by the Company and the overall performance of the Company, the Compensation Committee decided to pay out bonuses at a one hundred percent (100%) level for Company performance rather than the one hundred twenty five percent (125%) that the Named Executive Officers would have otherwise been eligible to earn under the terms of the 2014 Bonus Plan.

In addition to Company performance, the Compensation Committee reviewed the performance of each Named Executive Officer relative to performance goals applicable to each Named Executive Officer.  Based on this holistic evaluation, and the Company performance metric discussed above, the Compensation Committee approved the following cash bonuses to our Named Executive Officers, which were paid in March of 2015:

Name and Principal Position	Bonus Payment

Justin C. Dearborn Chief Executive Officer, President & Corporate Secretary	$350,000

Nancy J. Koenig Chief Operating Officer	$299,281

Steven M. Oreskovich Chief Financial Officer and Treasurer	$159,531

Steven F. Tolle Chief Strategy Officer	$113,757

Antonia A. Wells President, International and Chief, R&D	$59,123	(1)

(1)	Ms. Wells’ bonus payment has been converted from CDN $68,588 to U. S. Dollars, based on the Bank of Canada Noon Spot Rate on December 31, 2014 (U.S. $1 = CDN $0.8620).

Grant of Equity Awards in 2014

For 2014, the Compensation Committee did not approve or grant any equity awards to any of the Named Executive Officers.  The decision not to grant any equity awards during the 2014 fiscal year was made in light of the fact that the Company had granted restricted stock awards to the Named Executive Officers in November of 2013.  The decision not to grant any equity awards did not reflect the individual performance of the Named Executive Officers.

Advisory Vote on Executive Compensation Results and Our Response

At the 2014 annual meeting, stockholders approved, on a non–binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2014 annual meeting of stockholders.  The Compensation Committee took the approval received into consideration in setting 2015 compensation and did not implement any significant changes to the Company’s executive compensation program.  Additionally, stockholders at the 2014 annual meeting expressed a preference that advisory votes on executive compensation occur every three (3) years.  Consistent with this preference, the Company will hold an advisory vote on the compensation of the Company’s Named Executive officers at the 2017 annual meeting.

Employment Arrangements

Because our executive officers have substantial experience in our industry, and we wish to retain their services for the long–term, we have entered into employment agreements with each of them.

The letter agreement entered into July of 2008 with Mr. Dearborn remains in place, as well as the letter agreements entered into with Ms. Koenig, Mr. Oreskovich and Ms. Wells at that time.  These agreements formalize and confirm the base compensation, target annual bonus amounts and the stock option grants that we agreed to in connection with the hiring of Mr. Dearborn and Ms. Koenig and the promotion of each of Mr. Oreskovich and Ms. Wells.  The agreements provide for twelve (12) months’ base salary as severance upon a termination other than for cause or other than due to the executive officer’s death or disability, conditioned on the officer’s execution of a release agreement.  The agreements do not include a definition of “cause.”  In addition, upon a change in control of Merge Healthcare, all of these officers’ unvested stock options will vest.

In November of 2012, we entered into an employment agreement with Mr. Tolle.  The agreement provides for twelve (12) months’ base salary as severance upon a termination other than for cause or other than due to the executive’s death or disability, conditioned on the executive’s execution of a release agreement.  The agreement defines “cause” as (i) an act or acts of material personal dishonesty on the part of the executive in connection with his employment, (ii) habitual and repeated violation by executive of his obligations to Merge Healthcare (including a material violation of, or material failure to comply with, Merge Healthcare’s policies) which is not remedied within fifteen (15) days of the date of executive’s receipt of notice from the Company of such violation, or (iii) executive’s conviction of, or entering of a guilty or nolo contender plea with respect to, any crime punishable as a felony.

We determined the amounts of these severance benefits and the triggering events based on the subjective judgments and experiences of the members of the Compensation Committee, which indicated that these amounts are consistent with market practice and that the triggering events are likely to involve circumstances in which it is customary and appropriate to offer the protections embodied in the agreements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S–K set forth above with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

William J. Devers Jr., Chairperson
Richard A. Reck
Neele E. Stearns, Jr.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table relates to the compensation earned by our Named Executive Officers for the fiscal years ended December 31, 2012, 2013 and 2014.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non–Equity Incentive Plan Compensation(2) ($)		All Other Compensation(3) ($)		Total ($)

Justin C. Dearborn Chief Executive Officer, President & Corporate Secretary	2014 2013 2012	400,000 347,500 330,000		— — —	— 864,500 —	–– –– 549,720	350,000 — —		22,796 19,843 18,551		772,796 1,231,843 898,271

Nancy J. Koenig Chief Operating Officer	2014 2013	305,000 277,917		— —	—864,500	–– —	299,281 —		14,230 12,935		618,511 1,155,352

Steven M. Oreskovich Chief Financial Officer and Treasurer	2014 2013 2012	250,000 250,000 240,625		— — —	— 432,250 —	–– — 549,720	159,531 — —		22,941 21,849 18,172		432,472 704,099 808,517

Steven F. Tolle Chief Strategy Officer	2014 2013	260,000 260,000		— —	— 432,250	–– 37,843	113,757 —		23,241 21,143		396,998 751,236

Antonia A. Wells	2014	189,640	(4)	—	—	––	59,123	(4)	8,523	(4)	257,286
President, International and Chief, R&D	2013	206,844	(5)	—	432,250	—	—		9,537	(5)	648,631

(1)	The dollar amounts for the awards represent the grant date fair value calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“FASB ASC 718”) for each Named Executive Officer. Assumptions used in the calculation of these amounts are described in Note 8 to our audited financial statements for the fiscal year ended December 31, 2014 included in our Annual Report on Form 10–K, filed with the Commission on February 27, 2015.
(2)	Reflects payments of company and individual performance–based cash bonuses earned during the 2014 fiscal year and paid in the first quarter of 2015. No performance–based cash bonuses were granted or paid in fiscal 2012 or 2013.
(3)	For 2014, represents our matching contribution under our 401(k) employee retirement savings plan ($7,800 for Mr. Dearborn, $7,800 for Ms. Koenig, $7,500 for Mr. Oreskovich, and $7,800 for Mr. Tolle), represents our matching contribution of U.S.$5,689 for Ms. Wells under our Deferred Profit Sharing Plan (DPSP) for our Canadian employees, and medical, dental, optical, long term disability and life insurance benefits ($14,996 for Mr. Dearborn, $6,430 for Ms. Koenig, $15,441 for Mr. Oreskovich, $15,441 for Mr. Tolle, and U. S.$2,834 for Ms. Wells). For 2013, represents our matching contribution under our 401(k) employee retirement savings plan ($4,400 for Mr. Dearborn, $6,431 for Ms. Koenig, $6,406 for Mr. Oreskovich, and $5,700 for Mr. Tolle,), represents our matching contribution of U. S.$6,205 for Ms. Wells under our Deferred Profit Sharing Plan (DPSP) for our Canadian employees, and medical, dental, optical, long term disability and life insurance benefits ($15,443 for Mr. Dearborn, $6,504 for Ms. Koenig, $15,443 for Mr. Oreskovich, $15,443 for Mr. Tolle, and U. S.$3,332 for Ms. Wells). For 2012, represents our matching contribution under our 401(k) employee retirement savings plan ($6,250 for Mr. Dearborn, and $6,255 for Mr. Oreskovich) and medical, dental, optical, long term disability and life insurance benefits ($12,301 for Mr. Dearborn, and $11,916 for Mr. Oreskovich).
(4)	Ms. Wells’ 2014 compensation has been converted from Canadian Dollars to U. S. Dollars, based on the Bank of Canada Noon Spot Rate on December 31, 2014 (U.S. $1 = CDN $0.8620).
(5)	Ms. Wells’ 2013 compensation has been converted from Canadian Dollars to U. S. Dollars, based on the Bank of Canada Noon Spot Rate on December 31, 2013 (U.S $1 = CDN $0.9402).

Grants Of Plan–Based Awards For Fiscal Year 2014

The following table contains information concerning grants of plan–based awards to our Named Executive Officers during 2014.

Name	Grant Date	Estimated Future Payouts Under Non–Equity Incentive Plan Awards
		Threshold($)	Target($)	Maximum($)

Justin C. Dearborn	February 17, 2014	0	400,000	500,000

Nancy J. Koenig	February 17, 2014	0	305,000	381,250

Steven M. Oreskovich	February 17, 2014	0	187,500	234,375

Steven F. Tolle	February 17, 2014	0	130,000	162,500

Antonia A. Wells(1)	February 17, 2014	0	132,748	165,935

(1)	Ms. Wells’ target and maximum award amounts of $154,000 and $192,500, respectively, have been converted from Canadian Dollars to U.S. Dollars, based on the Bank of Canada Noon Spot Rate on December 31, 2014 (USD$1=CDN$0.8620).

Outstanding Equity Awards At 2014 Fiscal Year–End

The following table contains information concerning equity awards held by our Named Executive Officers that were outstanding as of December 31, 2014.

	OPTION AWARDS					STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

Justin C. Dearborn	400,000 150,000	–– 150,000	2.50 2.67	05/04/2010 05/09/2012	05/03/2016 05/08/2018	234,500	834,820

Nancy J. Koenig	100,000 50,000	–– 50,000	2.50 6.33	05/04/2010 03/01/2012	05/03/2016 02/28/2018	234,500	834,820

Steven M. Oreskovich	75,000 150,000	–– 150,000	2.50 2.67	05/04/2010 05/09/2012	05/03/2016 05/08/2018	117,250	417,410

Steven F. Tolle	67,500 50,000 6,250	22,500 50,000 18,750	6.07 6.33 3.09	11/01/2011 03/01/2012 04/05/2013	10/31/2017 02/28/2018 04/04/2019	117,250	417,410

Antonia A. Wells	50,000 50,000	–– 50,000	2.50 6.33	05/04/2010 03/01/2012	05/03/2016 02/28/2018	117,250	417,410

(1)	All options vest as to twenty five percent (25%) of the award on each of the first four anniversaries of the grant date.
(2)	Thirty three percent (33%) of the restricted stock of the original restricted stock award vested on November 5, 2014 (115,500 for each of Mr. Dearborn and Ms. Koenig, and 57,750 for each of Mr. Oreskovich, Mr. Tolle and Ms. Wells), thirty three percent (33%) of the restricted stock will vest on November 5, 2015, and the remaining thirty four percent (34%) of the restricted stock will vest on November 5, 2016.
(3)	Reflects the value as calculated using the closing market price of our Common Stock as of the last trading day in fiscal year 2014, December 31, 2014 ($3.56).

Option Exercises and Stock Vested in Fiscal 2014

The following table provides information on the value realized by each of our Named Executive Officers as a result of the exercise of options.  No restricted stock awards made to our Named Executive Officers vested during fiscal 2014.

	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)(1)		Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)

Justin C. Dearborn	400,000	(4)	555,116	115,500	346,500
	200,000	(5)	175,386

Nancy J. Koenig	200,000	(6)	292,454	115,500	346,500

Steven M. Oreskovich	200,000	(7)	294,599	57,750	173,250

Steven F. Tolle	–––		–––	57,750	173,250

Antonia A. Wells	150,000	(8)	226,624	57,750	173,250

(1)	Represents the total number of stock options exercised during 2014 before the sale of option shares to cover the option exercise price, transaction costs and applicable taxes.
(2)	Represents “in the money” value of stock options at exercise calculated as: the difference between the market price at exercise and the exercise price, multiplied by the total number of options exercised.
(3)	Represents the market price at vesting multiplied by the total number of shares vested.
(4)	In connection with this stock option exercise, shares were sold to cover the payment of the exercise price and the applicable taxes due upon exercise with Mr. Dearborn retaining a total of 144,675 net gain shares.
(5)	In connection with this stock option exercise, shares were sold to cover the payment of the exercise price and the applicable taxes due upon exercise with Mr. Dearborn retaining a total of 39,500 net gain shares.
(6)	In connection with this stock option exercise, shares were sold to cover the payment of the exercise price and the applicable taxes due upon exercise with Ms. Koenig retaining a total of 85,000 net gain shares.
(7)	In connection with this stock option exercise, shares were sold to cover the payment of the exercise price and the applicable taxes due upon exercise with Mr. Oreskovich retaining a total of 77,000 net gain shares.
(8)	In connection with this stock option exercise, shares were sold to cover the payment of the exercise price and the applicable taxes due upon exercise with Ms. Wells retaining a total of 56,400 net gain shares.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Description of Agreements Providing for Potential Payments

The table below reflects the amount of compensation to each of the Named Executive Officers without a change in control and upon a change of control, in each case, in the event of termination of the Named Executive Officer’s employment arrangement with the Company (i) upon termination by the Company without cause, (ii) for cause, and (iii) upon the Named Executive Officer’s death or disability.  The amounts shown assume that such termination was effective as of December 31, 2014 and, thus, includes amounts earned through such time and are estimates of the amounts which would be paid upon termination.  The following assumes that the Board does not accelerate the vesting of or modify the rights to any vested or unvested equity awards of any participant upon a change in control.  The actual amounts to be paid out can only be determined at the time of termination.

	NO CHANGE IN CONTROL			UPON CHANGE IN CONTROL
Name	Payments upon Termination without Cause ($)	Payments upon Termination for Cause ($)	Payments upon Death or Disability ($)	Payments upon Termination without Cause ($)	Payments upon Termination for Cause ($)	Payments upon Death or Disability ($)

Justin C. Dearborn(1)	400,000	–––	–––	400,000	–––	–––

Nancy J. Koenig(1)	305,000	–––	–––	305,000	–––	–––

Steven M. Oreskovich(1)	250,000	–––	–––	250,000	–––	–––

Steven F. Tolle(2)	260,000	–––	–––	260,000	–––	–––

Antonia A. Wells(1)(3)	189,640	–––	–––	189,640	–––	–––

(1)	On July 3, 2008, we entered into letter agreements with Mr. Dearborn, Ms. Koenig, Mr. Oreskovich and Ms. Wells that provide for twelve (12) months’ base salary as severance upon a termination other than for cause and other than due to the executive officer’s death or disability, which cash severance will be payable over twelve (12) months, conditioned on their respective execution of a release agreement.
(2)	On November 1, 2012, we entered into an employment agreement with Mr. Tolle that provides for twelve (12) months’ base salary as severance upon a termination other than for cause and other than due to the executive officer’s death or disability, which cash severance will be payable over twelve (12) months, conditioned on his execution of a release agreement.
(3)	Ms. Wells’ payment has been converted from CDN $220,000 to U. S. Dollars, based on the Bank of Canada Noon Spot Rate on December 31, 2014 (U.S. $1 = CDN $0.8620).

COMPENSATION OF NON–EMPLOYEE DIRECTORS

Beginning in June 2008, we stopped paying cash compensation to our non–employee Directors and instead made a stock option grant to each of our non–employee Directors.  In 2014, the Nominating and Governance Committee revisited the issue of compensation for non–employee Directors.  With the advice of Frederic W. Cook & Co., the Nominating and Governance Committee recommended to the Board, and the Board approved a framework for non–employee Director compensation.

Beginning in June 2014, following the annual meeting of Directors, Directors who are not employees of Merge Healthcare receive (i) a retainer of One Hundred Thousand Dollars ($100,000) per annum for their participation on the Board, payable in shares of restricted stock with one (1) year cliff vesting issued in accordance with the 2005 Equity Incentive Plan; (ii) One Thousand Five Hundred Dollars ($1,500) in cash for each Board meeting and for each Board committee meeting which they attend in person, and (iii) Seven Hundred Fifty Dollars ($750) in cash for each Board and each Board committee meeting in which they participate by teleconference.  In addition, each chair is eligible to receive a retainer paid in restricted stock, with quarterly vesting over a one (1) year period.  The Chair of the Board received a Twenty Five Thousand Dollar ($25,000) restricted stock grant, the Chair of the Audit Committee received a Twenty Thousand Dollar ($20,000) restricted stock grant, and each Chair of the Compensation, the Executive and the Nominating and Governance Committees received a Ten Thousand Dollar ($10,000) restricted stock grant.  For any non–employee Director who joins our Board following our annual meeting, such non–Employee Director is eligible to receive a pro-rated grant of restricted stock to reflect their service for the partial year.  The restricted stock grant will be pro-rated to the quarter of when such non–employee Director joins our Board Directors also are reimbursed for certain expenses incurred in connection with attendance at board meetings.  The Nominating and Governance Committee has not yet determined whether any changes to this compensation structure will be recommended with respect to the term beginning after the Annual Meeting.

Our employee Directors, Mr. Dearborn and Ms. Koenig, do not receive any compensation for their service on the Board.  Mr. Ferro waived both the cash payments for meeting attendance and the annual equity award for his Board participation retainer and the Chairman of the Board retainer.

2014 Director Compensation
Name	Fees Earned or Paid in Cash($)	Stock Awards ($)	Total ($)

Dennis Brown	21,750	135,000	156,750

William J. Devers, Jr.	17,250	110,000	127,250

Matthew M. Maloney	2,250	100,000	102,250

Richard A. Reck	19,500	110,000	129,500

Neele Stearns, Jr.	24,750	120,000	144,750

OUTSTANDING EQUITY AWARDS OF DIRECTORS AT FISCAL YEAR END

The following table contains information concerning equity awards held by our non–employee Directors that were outstanding as of December 31, 2014.

	OPTION AWARDS(1)						STOCK AWARDS(3)
Name	Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($ / Share)	Grant Date	Expiration Date	Aggregate Number of Securities Underlying Options (#)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Dennis Brown	15,000		17.50	06/01/2005	06/01/2015	505,000	43,860	156,142
	15,000		6.59	12/28/2006	12/27/2016		7,676	27,327
	10,000		5.52	01/31/2007	01/30/2017
	15,000		6.01	05/11/2007	05/10/2017
	225,000		1.47	08/19/2008	08/18/2018
	225,000	(2)	6.33	03/01/2012	02/28/2018

William J. Devers Jr.	225,000	(2)	2.49	02/21/2014	02/20/2020	225,000	43,860	156,142
							2,193	7,807

Michael W. Ferro, Jr.(5)	––		––	––	––	––	––	––

Matthew M. Maloney	225,000	(2)	3.28	08/24/2012	08/23/2018	225,000	43,860	156,142

Richard A. Reck	15,000		17.50	06/01/2005	06/01/2015	495,000	43,860	$156,142
	15,000		6.59	12/28/2006	12/27/2016		2,193	7,807
	15,000		6.01	05/11/2007	05/10/2017
	225,000		1.47	08/19/2008	08/18/2018
	225,000	(2)	6.33	03/01/2012	02/28/2018

Neele E. Stearns, Jr.	300,000		1.47	08/19/2008	08/18/2018	600,000	43,860	156,142
	300,000	(2)	6.33	03/01/2012	02/28/2018		4,386	15,614

(1)	All options are fully vested and exercisable, with the exception of the options granted on March 1, 2012 with a February 28, 2018 expiration date, the options granted on August 24, 2012 with an August 23, 2018 expiration date, and the options granted on February 21, 2014 with an February 20, 2020 expiration date, which options vest and are exercisable as noted below.
(2)	Options vest as to twenty five percent (25%) of the award on each of the first four anniversaries of the grant date.
(3)	Based on the compensation plan for the non–employee Directors, as proposed by the Nominating and Governance Committee, developed in consultation with the Company’s compensation consultant, Frederic W. Cook & Co., effective following the annual meeting of the Board in June of 2014, non–employee Directors received (i) an annual participation award of $100,000 paid in restricted stock, with one (1) year cliff vesting, and (ii) annual chair retainers ($25,000 for the Chair of the Board, $20,000 for the Chair of the Audit Committee, and $10,000 for the Chairs of each of the Compensation, Executive and the Nominating and Governance Committees) paid in restricted stock, with quarterly vesting over a one (1) year period.
(4)	Reflects the value as calculated using the closing market price of our Common Stock as of the last trading day in fiscal year 2014, December 31, 2014 ($3.56).
(5)	Mr. Ferro has waived both the cash payments for meeting attendance and the annual equity award for his Board participation retainer and the Chairman of the Board retainer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 20, 2015, the beneficial ownership of shares of our Common Stock, by:  (i) each person that is known to us to beneficially own or exercise the voting or dispositive control of five percent (5%) or more of our outstanding Common Stock (either outright or on an as–converted basis); (ii) each of our Directors and Named Executive Officers; and (iii) all of our Directors and Executive Officers as a group.  Except pursuant to marital property laws or as otherwise indicated in the footnotes to the table, each of the stockholders named below has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.  In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire the beneficial ownership within sixty (60) days.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned(2)		Percentage of Total Outstanding
Michael W. Ferro, Jr.(3)	26,431,298		23.99%
Merrick Venture Management Holdings, LLC	21,105,857		19.16%
Merrick Ventures, LLC	4,925,441		4.47%
Guggenheim Capital, LLC; Guggenheim Partners, LLC; Guggenheim Partners Investment Management Holdings, LLC; and Guggenheim Partners Investment Management, LLC	12,081,603	(4)	10.46%
Dennis Brown	919,888		(	*)
Michael P. Cole	––		(	*)
Justin C. Dearborn	1,186,833		1.08%
William J. Devers Jr.	516,893		(	*)
Nancy J. Koenig	595,662		(	*)
Matthew M. Maloney	156,360		(	*)
Steven M. Oreskovich	590,879		(	*)
Richard A. Reck	746,634		(	*)
Neele E. Stearns, Jr.	799,242		(	*)
Steven F. Tolle	311,318		(	*)
Antonia A. Wells	343,399		(	*)

All Directors and Executive Officers as a Group (12 persons)	32,600,568		29.59%

(*)	Less than 1% of outstanding Common Stock.

(1)	The business address of each beneficial owner who is also a Director or Executive Officer of Merge Healthcare is c/o Merge Healthcare Incorporated, 350 North Orleans Street, First Floor, Chicago, Illinois 60654, with the exception of Mr. Oreskovich whose business address is c/o Merge Healthcare Incorporated, 900 Walnut Ridge Drive, Hartland, Wisconsin 53029. The business address for each of Michael W. Ferro, Jr., Merrick Ventures, LLC and Merrick Venture Management Holdings, LLC is 350 North Orleans Street, Tenth Floor, Chicago, Illinois 60654. The business address of Guggenheim Capital, LLC and Guggenheim Partners Investment Management Holdings, LLC is 227 West Monroe, Suite 4900, Chicago, Illinois 60606; the business address of Guggenheim Partners, LLC is 135 East 57th Street, New York, New York 10222; and the business address of Guggenheim Partners Investment Management, LLC is 100 Wilshire Boulevard, Santa Monica, California 90401 (collectively, the “Guggenheim Entities”).
(2)	Share amounts include the following numbers of shares of Common Stock which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within sixty (60) days of April 20, 2015: 448,750 for Mr. Brown; 625,000 for Mr. Dearborn; 56,250 for Mr. Devers; 175,000 for Ms. Koenig; 112,500 for Mr. Maloney; 300,000 for Mr. Oreskovich; 438,750 for Mr. Reck; 525,000 for Mr. Stearns; 155,000 for Mr. Tolle; 125,000 for Ms. Wells, and 2,948,750 for all Directors and Executive Officers as a group.
(3)	Includes 21,105,857 shares held by Merrick Venture Management Holdings, LLC, of which Mr. Ferro is the Managing Member. Also includes 4,925,441 shares held by Merrick Ventures, LLC, as reported on a Form 4 filed with the Commission on November 8, 2013, by Mr. Ferro. Mr. Ferro and trusts for the benefit of Mr. Ferro’s family members beneficially own a majority of the equity interests in Merrick Holdings. Mr. Ferro serves as the chairman and chief executive officer of each of Merrick Holdings and of Merrick Ventures. Accordingly, Mr. Ferro indirectly controls all of the shares of Common Stock owned by Merrick Holdings and Merrick Ventures.
(4)	Represents shares of Common Stock obtainable upon conversion of 50,000 shares of Series A Convertible Preferred Stock beneficially owned by the Guggenheim Entities as reported on Form 3, and includes an additional 4,103 shares of Common Stock beneficially owned by an indirect, wholly–owned subsidiary of Guggenheim Partners Investment Management Holdings, LLC as reported on Schedule 13D, each filed with the Commission on March 9, 2015 by the Guggenheim Entities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5).  The Commission requires executive officers, directors and greater than ten percent (10%) stockholders to furnish us with copies of all these forms filed with the Commission.

To our knowledge, based solely upon our review of the copies of these forms received by us, or written representations from certain reporting persons that no additional forms were required for those persons, we believe that all of our executive officers, directors and greater than ten percent (10%) stockholders complied with their reporting obligations during 2014.

PROPOSAL TWO – APPROVAL OF THE MERGE HEALTHCARE INCORPORATED 2015 EQUITY
INCENTIVE PLAN

The Merge Healthcare Board is proposing the Merge Healthcare Incorporated 2015 Equity Incentive Plan Proposal (which we refer to in this proposal as the “Equity Incentive Plan” or the “Plan”) for approval by the stockholders of the Company.  The following summary of the material provisions of the Equity Incentive Plan is qualified in its entirety by reference to the full text of the Plan which is attached as Annex A to this document.

Approving the Plan would further the objectives of Merge Healthcare by allowing us to continue to grant equity compensation for approximately four (4) years, based on prevailing historical granting practices, and to grant performance–based equity awards and performance–based cash compensation that are designed to meet the requirements of “performance–based compensation” under Section 162(m) of the Code.  The Plan provides Merge Healthcare with significant flexibility with respect to the types of awards available for grant and expands the performance goals available for “performance–based compensation” eligibility under Section 162(m) of the Code.

Determination of Number of Shares for the Plan

If the Plan is approved, subject to adjustment and additions of canceled, forfeited or expired shares as provided under the Plan, the number of shares of Common Stock available for the grant of awards under the Plan shall be Two Million (2,000,000) plus the number of shares of Common Stock that were available for grant under the 2005 Equity Incentive Plan as of the effective date of the Plan (the “Share Limit”).  In setting the Share Limit, the Compensation Committee and the Board considered the following material factors:

•	Shares currently available under the 2005 Equity Incentive Plan and how long the available shares under the 2005 Equity Incentive Plan are expected to last.

•	Historical equity award granting practices, including the Company’s three (3) year average share usage rate (also known as the Company’s “burn rate”).

•	Expected dilution.

•	Previous authorization of shares under the 2005 Equity Incentive Plan.

Each of these factors is further discussed below.

Historical Equity Granting Practices and Information on Previous Equity Usage

In setting and recommending to stockholders the Share Limit, the Compensation Committee and the Board of Directors considered the number of equity awards granted under the 2005 Equity Incentive Plan in recent years, the number of shares available for grant under the 2005 Equity Incentive Plan that are not subject to outstanding awards and discussed the number of shares intended to be granted in fiscal 2015 and beyond, assuming different scenarios.  In fiscal 2012, 2013 and 2014, the Company granted to employees and Directors approximately 4,960,038, 3,220,000, and 1,217,195, respectively, of the shares authorized under the 2005 Equity Incentive Plan.

The Compensation Committee and the Board of Directors also considered the Company’s three (3) year average burn rate (2012 – 2014) of approximately eleven percent (11%), which we believe is higher than the industry thresholds established by certain major proxy advisory firms.  In fiscal 2014, we granted equity under the 2005 Equity Incentive Plan to thirty (30) employees and four (4) Directors.

During fiscal 2012, we granted 4,455,000 stock options and 1,283,313 stock options were forfeited and expired without exercise.  During fiscal 2013, we granted 1,120,000 stock options and 3,471,662 stock options were forfeited and expired without exercise.  During fiscal 2014, we granted 565,000 stock options and 2,299,172 stock options were forfeited and expired without exercise.

As of March 31, 2015, there were 3,540,728 shares of Common Stock available for grant under the 2005 Equity Incentive Plan.

Based on historical granting practices and the recent trading prices of the Common Stock, the Plan is currently expected to cover equity awards for approximately four (4) years.

If the Plan is approved, no further awards will be granted under the 2005 Equity Incentive Plan.  As of the effective date of the Plan, any shares of Common Stock that remain available for grant under the 2005 Equity Incentive Plan, will become part of the shares available for grant under the Plan. As of March 31, 2015, 98,655,007 shares of our Common Stock were outstanding.  Under the 2005 Equity Incentive Plan there are:

•	5,863,493 options outstanding, with a weighted average exercise price of $3.79 and a weighted average remaining term of 2.86 years; and

•	1,834,525 other awards outstanding other than options.

If all 5,863,493 shares of stock were granted, the total dilution would be approximately five and a half percent (5.5%), based on the number of shares of our Voting Stock outstanding.

Administration

The Plan is administered by the Compensation Committee of the Merge Healthcare Board.  The Compensation Committee is composed entirely of independent directors.  Subject to the terms of the Plan, the Compensation Committee may grant awards under the Plan, establish the terms and conditions for those awards, construe and interpret the Plan and establish the rules for the Plan’s administration.

Eligibility

Awards may be granted to employees of Merge Healthcare and its subsidiaries, as well as Directors and consultants of Merge Healthcare and its subsidiaries.  The Compensation Committee will determine which employees, consultants and Directors are eligible to receive awards.  The Equity Incentive Plan does not limit the number of employees, Directors or consultants who may receive awards.  We and our subsidiaries, in the aggregate, currently employ approximately 970 individuals.

Shares Available For Grant

The Share Limit consists of the aforementioned Two Million (2,000,000) shares not previously authorized for issuance under any plan, plus any shares remaining available for issuance under the 2005 Equity Incentive Plan, but not subject to outstanding awards as described above under “Historical Equity Granting Practices and Information on Previous Equity Usage” as of the effective date of the Plan.  Under the terms of the Plan, any shares of Common Stock subject to an award under the Plan or the 2005 Equity Incentive Plan that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan.  Each award granted under the Plan will count as one share against the Share Limit.

Types of Awards

The Compensation Committee may grant non–statutory stock options, restricted stock, restricted stock units, performance compensation awards or cash awards to employees.  Directors and consultants may receive non–statutory stock options, restricted stock, restricted stock units or performance compensation awards.

Tax Treatment of Stock Options—U.S. Participants

A stock option is the right to purchase shares of Common Stock at a specified price as determined by the Compensation Committee.  The exercise price of stock options under the Equity Incentive Plan will not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date the option is granted, except in certain corporate acquisitions where options may be issued under the plan in substitution for previously issued options of the acquired entity.  A U.S. participant receiving a non–statutory stock option will not be taxed on the grant of the option.  Upon exercising the non–statutory stock option, the U.S. participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.  Upon a subsequent sale of the shares acquired pursuant to the non–statutory stock option, the U.S. participant will have taxable capital gain or loss measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).  Merge Healthcare generally will be entitled to a business expense deduction in the same amount and at the same time as the U.S. participant recognizes ordinary income on the exercise of the non–statutory stock option, subject to limits under Sections 162(m) and 280G of the Code (relating to the One Million Dollar ($1,000,000) cap on compensation) and so–called “excess parachute payments”.

Tax Treatment of Stock Options—Canadian Participants

Canadian participants will receive non–statutory stock options.  A Canadian participant receiving a non–statutory stock option will not be taxed on the grant of the option.  Upon exercising the non–statutory stock option the Canadian participant will recognize income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise.  The Canadian participant will, however, be allowed a deduction equal to fifty percent (50%) of the income recognized.  On a subsequent sale of the shares acquired pursuant to the non–statutory stock option by the Canadian participant, the full value of the amount taxed to the Canadian participant is added in computing the Canadian participant’s basis in the share.  Merge will not be entitled to a business expense deduction with respect to non–statutory options exercised by Canadian participants.

Restricted Stock and Restricted Stock Units

The Compensation Committee may also make grants of restricted stock and restricted stock units.  A restricted stock grant is the award of Common Stock to a participant.  A restricted stock unit grant is an award of a right to receive a share of Common Stock to a participant.  Generally such restricted stock and restricted stock unit grants will be subject to a vesting requirement or the satisfaction of designated individual or company performance objectives.  Restricted stock and restricted stock units are taxable to the participant when the stock is vested and performance requirements are satisfied.  Merge Healthcare generally receives a deduction equal to the value of the stock at the time the vesting and performance requirements are satisfied.

Performance Grants

The Compensation Committee has the authority to designate any award under the Plan as a performance award in order for the award to qualify as “performance–based compensation” under Section 162 of the Code.  These awards include cash–based awards.  Awards of this type received by a participant are taxable to the participant when the awards are vested and performance requirements are satisfied.  Merge generally receives a deduction in the year the recipient recognizes income for the value received by the participant, subject to limits under Sections 162 and 280G of the Code (relating to the One Million Dollar ($1,000,000) cap on compensation and so–called “excess parachute payments”).

Limits on Awards

An individual recipient may not receive awards with respect to more than Three Million (3,000,000) shares of Common Stock during any three (3) year period and no more than One Million Dollars ($1,000,000) in cash awards in any calendar year to any one individual.

Performance Based Compensation

Non–statutory stock options are intended to be performance-based compensation within the meaning of Section 162(m) of the Code (relating to an exception from the One Million Dollar ($1,000,000) cap on deductible compensation).  The Compensation Committee may also attempt to qualify other awards described above as performance based compensation.  The performance goals will be based on (i) pre–tax or after–tax net earnings or net income, (ii) sales or revenue growth, (iii) cash flow, operating cash flow or free cash flow objectives, (iv) return on assets or net assets, (v) return on stockholder equity, (vi) return on capital or invested capital, (vii) Common Stock price per share or growth in Common Stock price per share, (viii) total stockholder return, (ix) operating margin or gross or net profit margin, (x) earnings per share, (xi) market share, (xii) operating income or pre–tax or after–tax net operating income, (xiii) operating profit or pre–tax or after–tax net operating profit, (xiv) operating earnings or pre–tax or after–tax net operating earnings, (xv) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock–based compensation, (xvi) economic value–added models, (xvii) cost reductions, (xviii) budget objectives, (xix) litigation and regulatory resolution goals or (xx) expense control goals.

Accelerated Vesting

To the extent that an award is subject to a vesting schedule, vesting may be accelerated at the discretion of the Compensation Committee, including upon a change in control (as such term is defined below).  To the extent an award is subject to performance requirements, such requirements may be deemed satisfied on an early termination of employment, at the discretion of the Compensation Committee, including upon a termination in connection with a change in control.  A change in control includes any of the following:  a person obtaining control over fifty percent (50%) of Merge Healthcare’s voting stock (with the exception of Merrick Ventures, LLC or its affiliates), a sale of substantially all of Merge Healthcare’s assets to a person who is not a subsidiary of Merge Healthcare, the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company, immediately prior to such merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company or the approval by Merge Healthcare’s stockholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any subsidiary or a liquidation, a result of which persons who were stockholders of Merge Healthcare immediately prior to such liquidation own, directly or indirectly, more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of Merge Healthcare following such event.

Adjustments

In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, the Compensation Committee may take action to preserve the economic intent of the awards under the Equity Incentive Plan.  These actions include, but are not limited to, adjusting the number of shares of Common Stock that may be issued under the Equity Incentive Plan, including the Share Limit, and (1) the number of shares; (2) the price of shares subject to outstanding awards; and (3) the consideration to be paid upon the exercise of any award.

Amendment and Termination

The Merge Healthcare Board may amend or terminate the Equity Incentive Plan at any time, but no such amendment may constitute an impairment of the rights of a participant with respect to outstanding awards.  No awards may be granted under the Plan more than ten (10) years from the date the plan is initially effective.  Stockholder approval is required for certain material amendments to the Equity Incentive Plan.

Initial Awards

If the Plan is approved, Merge Healthcare expects to issue awards to employees, consultants and Directors under the Plan rather than under the 2005 Equity Incentive Plan.

Merge Healthcare stockholders should read the Plan, which is attached as Annex A to this document, carefully before deciding how to vote.

New Benefits Under the Plan

The Compensation Committee has not granted any awards under the Plan. All future grants of awards under Plan that will be made to eligible employees, Directors and consultants are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

VOTE REQUIRED

The affirmative vote of a majority of the shares of Voting Stock present in person or represented by proxy and entitled to vote is required to approve the adoption of the Plan.  Abstentions will have the effect of a vote against this proposal.  Broker non–votes will have no effect on the outcome of this proposal.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” adopting the Merge Healthcare Incorporated 2015 Equity Incentive Plan.

EQUITY COMPENSATION PLAN SUMMARY

The following table provides information about the Company’s equity compensation plans as of December 31, 2014.

	Number of securities to be issued upon exercise of outstanding options		Weighted–average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by stockholders	4,003,493	(1)	$3.61	3,597,603	(2)
Equity compensation plans not approved by stockholders	––		––	––
Total	4,003,493		$3.61	3,597,603

(1)	Represents outstanding options to purchase the Company’s common stock.
(2)	Represents options available to purchase the Company’s common stock under the 2005 Equity Incentive Plan.

PROPOSAL THREE – STOCKHOLDER APPROVAL OF AN AMENDMENT TO BYLAWS TO PROVIDE FOR AN EXCLUSIVE FORUMS PROVISION

The Board has approved the submission to the Company’s stockholders of an amendment to Merge Healthcare’s Bylaws providing that Illinois or Delaware will be the exclusive forum for certain types of disputes (the “Bylaw Amendment”).  If approved by the stockholders and adopted by the Board, the Bylaw Amendment will provide as follows:

ARTICLE XI EXCLUSIVE FORUMS

11.01            Exclusive Forums.  Unless the corporation consents in writing to the selection of an alternative forum, the Circuit Court of Cook County, Chancery Division, State of Illinois, or the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forums for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

Background and Purpose of the Bylaw Amendment

The Bylaw Amendment is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding similar matters related to the internal affairs of Merge Healthcare, by generally requiring the types of claims specified in the Bylaw Amendment (“Covered Claims”) be brought in an Illinois court or a Delaware court.  By adopting such a requirement, the Company seeks to assure the application of a relatively familiar body of case law and level of judicial expertise and to promote efficiency and cost savings in the resolution of any such claims.  The Bylaw Amendment would help mitigate the risks of wasteful, duplicative suits and allow for the Company to defend the suits in a cost–effective manner.

At the same time, the Board believes that Merge Healthcare should retain the ability to consent to an alternative forum on a case–by–case basis where the Board determines that the Company’s interests and those of its stockholders would best be served by permitting such a claim to proceed in a forum other than the courts designated in the Bylaw Amendment.

Although some plaintiffs might prefer to litigate matters in various other forums because another court may be more convenient for them or more favorable for their claims (among other reasons), the Board believes that the Bylaw Amendment would provide substantial benefits to Merge Healthcare and its stockholders as a whole, as discussed above, that outweigh these concerns.  Further, the Bylaw Amendment would only regulate the forums where stockholders may file Covered Claims.  The Bylaw Amendment does not restrict the ability of our stockholders to bring such claims or the remedies available if such claims are ultimately successful.

The Board is aware that certain proxy advisors, and even some institutional holders, take the view that they will not support an exclusive forums clause such as the Bylaw Amendment until the company requesting support can show it already has suffered material harm as a result of multiple stockholder suits filed in different jurisdictions regarding the same matter.  The Board believes that it is more prudent and in the best interest of stockholders to take preventive measures before Merge Healthcare and the interests of most of its stockholders are materially harmed by the increasing practice of the plaintiff’s bar to file claims in multiple jurisdictions.  It is important to note that this proposed action by the Board is not being taken in reaction to any specific litigation confronting Merge Healthcare; rather, this action is being taken on a prospective basis to prevent potential future harm to Merge Healthcare and its stockholders.

The Bylaw Amendment requires that a court in which a Covered Claim is initiated in contravention of the Bylaw Amendment be willing to enforce its terms.  It cannot be assured that all courts will determine that such a provision is enforceable or that courts will be willing to force the transfer of such proceedings to an Illinois or Delaware court.  However, the Company believes that if stockholders approve the Bylaw Amendment, a court would be more likely to enforce it.

For the foregoing reasons, the Board believes that generally providing for Illinois and Delaware as the exclusive forums for Covered Claims is advisable to, and in the best interests of, the Company and its stockholders.

The Bylaw Amendment was approved for submission to the stockholders by the Board on April 23, 2015, and stockholder approval is not required by Delaware law or Merge Healthcare’s Bylaws or Certificate of Incorporation.  Nevertheless, the Board considers the exclusive forums provision to be an important issue and so is asking Merge Healthcare’s stockholders to approve the Bylaw Amendment prior to the time that the Board adopts the Bylaw Amendment.  If this proposal is not approved by stockholders, the Board intends to revisit whether to adopt the Bylaw Amendment.

VOTE REQUIRED

The affirmative vote of a majority of the shares of Voting Stock present in person or represented by proxy and entitled to vote is required to approve the Bylaw Amendment.  Abstentions will have the effect of a vote against the Bylaw Amendment.  Broker non–votes will have no effect on the outcome of the Bylaw Amendment.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” the approval of the amendment to the Company’s Bylaws.

PROPOSAL FOUR – STOCKHOLDER APPROVAL OF THE REMOVAL OF THE CONVERSION CAP
LIMITATION WITH RESPECT TO THE CONVERSION OF OUR SERIES A CONVERTIBLE
PREFERRED STOCK INTO SHARES OF OUR COMMON STOCK

Overview and Purpose of the Removal of the Conversion Cap

Our Common Stock is listed on The NASDAQ Global Select Market.  As a result, we are subject to the NASDAQ Listing Rules.  NASDAQ Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of twenty percent (20%) of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of twenty percent (20%) of the number of shares of common stock outstanding before the issuance of the stock or securities.  In addition, NASDAQ Listing Rule 5635(b) requires stockholder approval prior to any issuance or potential issuance of securities that will result in a change of control of an applicable listed company.  This rule does not specifically define when a change of control is deemed to occur.  However, NASDAQ suggests in its guidance that a change of control would occur, subject to certain exceptions, if after a transaction a person or an acquiring entity holds twenty (20%) or more of the voting power of the outstanding capital stock of an applicable listed company.

Due to these NASDAQ Listing Rules, we are seeking stockholder approval in order to remove the Conversion Cap’s application to the conversion of our newly designated Series A Preferred Stock into shares of our Common Stock under certain circumstances.  Absent such approval, the Series A Preferred Stock shall only be convertible into, in the aggregate, the number of shares of Common Stock equal to the 19.99% of the outstanding Common Stock (the “Conversion Cap”) until such time as such stockholder approval is received.

Furthermore, we agreed in the Purchase Agreement (described below under “Description of the Issuance of Series A Preferred Stock”) to seek stockholder approval to allow the conversion of the Series A Preferred Stock at the option of the holders thereof into shares of our Common Stock in excess of the Conversion Cap, in compliance with the NASDAQ Listing Rules described above, as well as any other approvals required under the rules and regulations of NASDAQ necessitated by the terms of the Series A Preferred Stock. We are therefore also seeking approval of this proposal four to satisfy our obligations under the Purchase Agreement.

Description of the Issuance of Series A Preferred Stock

On February 25, 2015, Merge Healthcare entered into a Purchase Agreement (the “Purchase Agreement”) by and between the Company and Guggenheim Private Debt Fund Note Issuer, LLC (“Guggenheim”), NZC Guggenheim Fund LLC (“NZC”), Maverick Enterprises, Inc. (“Maverick”) and Verger Capital Fund LLC (“Verger,” and together with Guggenheim, NZC and Maverick, the “Investor Parties”) pursuant to which Merge agreed to a Fifty Million Dollar ($50,000,000) private placement, pursuant to Rule 4(a)(2) under the Securities Act of 1933, of Merge Healthcare’s newly–issued Series A Preferred Stock to the Investor Parties.  The shares of Series A Preferred Stock were issued in connection with the closing of the acquisition of D.R. Systems pursuant to the Stock Purchase Agreement, dated February 25, 2015 by and among the Company and the selling stockholders party thereto.  The Series A Preferred Stock was issued subject to the terms and conditions of the Certificate of Designation (defined below).

Purchase Agreement

Pursuant to the Purchase Agreement, Merge Healthcare sold and the Investor Parties purchased 50,000 shares of Series A Preferred Stock at an issuance price of One Thousand Dollars ($1,000) per share of Series A Preferred Stock.  Each share of Series A Preferred Stock is initially convertible into 241.55 shares of Common Stock.

Pursuant to the Purchase Agreement, Merge Healthcare agreed to use commercially reasonable efforts to obtain the requisite approval from its stockholders in accordance with NASDAQ Listing Rule 5635, to issue twenty percent (20%) or more of the Common Stock upon conversion of the Series A Preferred Stock, the subject of this proposal four.

Series A Preferred Stock Certificate of Designation

In connection with the closing of the transactions contemplated by the Purchase Agreement, Merge Healthcare filed a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) creating the Series A Preferred Stock, and establishing the designations, preferences and other rights of the Series A Preferred Stock.

The Series A Preferred Stock will accrue dividends at a rate of eight and one half percent (8.5%) per annum, payable in cash on a quarterly basis for each outstanding share of Series A Preferred Stock or, if permitted, additional shares of Series A Preferred Stock, subject to the Company having profits, surplus or other funds legally available therefor, however, dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of Merge Healthcare legally available for the payment of dividends, and such dividends shall be cumulative (any unpaid dividends, the “Series A Unpaid Dividends”).

The Series A Preferred Stock will be convertible at the election of the holders into shares of Common Stock equal to the quotient determined by dividing (i) the sum of the One Thousand dollars ($1,000), plus the Series A Unpaid Dividends thereon at such time, by (ii) Four Dollars and Fourteen Cents ($4.14), as it may be adjusted from time to time pursuant to the Certificate of Designation (the “Conversion Price”), provided, that unless and until Merge Healthcare has received stockholder approval pursuant to this proposal four, the Conversion Cap will be in effect.

Consequences of Removal of the Conversion Cap

If the removal of the Conversion Cap is approved, our stockholders may experience dilution to their holdings of Common Stock under the circumstances set forth under “Dilution” below.

Dilution

As of April 20, 2015, the Investor Parties own 50,000 shares of Series A Preferred Stock.  Based on the current conversion of all of the shares of the Series A Preferred Stock currently held by the Investor Parties, the Investor Parties would own approximately 12,077,500 shares of Common Stock, or less than 19.99% of the outstanding Common Stock.  The 50,000 shares of Series A Preferred Stock are currently convertible into approximately 10.9% of our Common Stock.

Should the Board elect to issue additional shares of Series A Preferred Stock (or any other series of preferred stock containing conversion rights in accordance with the terms of the Certificate of Incorporation), the additional issuances could cause the total number of shares of preferred stock to exceed the Conversion Cap on an as–converted basis.

As a result, if the removal of the Conversion Cap is approved, our existing holders of Common Stock will potentially incur additional dilution to their voting and economic interests to the extent of the Investor Parties’ deemed ownership of Common Stock in excess of the Conversion Cap and, upon any conversion of Series A Preferred Stock, will own a smaller percentage of our outstanding Common Stock.

Consequences of Not Approving the Removal of the Conversion Cap at this Annual Meeting

If our stockholders do not approve the removal of the Conversion Cap by approving the Series A Preferred Proposal at this Annual Meeting, then the holders of the Series A Preferred Stock will not be able to convert any shares of the Series A Preferred Stock to the extent any attempted conversion or voting would result in the issuance of or the casting of votes in respect of shares of our Common Stock in excess of the Conversion Cap.  In addition, Merge Healthcare will be required to use commercially reasonable efforts to propose a removal of the Conversion Cap to our stockholders at any future annual or special meeting of stockholders until the Conversion Cap is approved.

VOTE REQUIRED

The affirmative vote of a majority of the shares of Voting Stock present in person or represented by proxy and entitled to vote is required to approve the removal of the Conversion Cap’s application to the conversion of the Series A Preferred Stock into shares of our Common Stock under certain circumstances.  Abstentions will have the effect of a vote against this proposal.  Broker non–votes will have no effect on the outcome of this proposal.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” the approval of the removal of the Conversion Cap limitation with respect to the conversion of our Series A Preferred Stock into shares of our Common Stock.

PROPOSAL FIVE – STOCKHOLDER APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF
 INCORPORATION AND CERTIFICATE OF DESIGNATION OF THE COMPANY TO ALLOW
 HOLDERS OF PREFERRED STOCK TO VOTE SEPARATELY

Overview and Purpose of the Amendment

In accordance with our Certificate of Incorporation, as amended, Merge Healthcare has 1,000,000 shares of preferred stock, par value $0.01 per share, authorized for issuance, of which an aggregate of 50,000 shares of Series A Preferred Stock are issued and outstanding.  Merge issued these 50,000 shares of Series A Preferred Stock on February 25, 2015, in connection with a financing transaction described in proposal four above.

Pursuant to Section (1) of Part B of Article V of our Certificate of Incorporation which is currently in effect, our Board has the authority to issue shares of preferred stock with such preferences, privileges and restrictions as it determines, including voting rights.  While the Certificate of Incorporation grants the Board the power to fix or alter from time to time, the designations, powers, preferences and rights of each series of preferred stock, the Certificate of Incorporation does not expressly make the voting rights of holders of Common Stock subject to the voting rights granted to each such series of preferred stock.

In order to provide the holders of Series A Preferred Stock the right to vote separately on matters which impact their relative rights and preferences, our Board has approved an amendment to our Certificate of Incorporation to explicitly provide that the shares of Common Stock shall only be entitled to one (1) vote for each share and that any shares of preferred stock, including the Series A Preferred Stock, shall be entitled to vote as a separate class on all matters which affect the impacted class and has approved an amendment to the Certificate of Designation to provide the holders of Series A Preferred Stock to have the ability to elect one (1) director to our Board separate and apart from the rights of the holders of the Common Stock to elect the remaining directors.

The ability to allow for preferred stock to have separate election rights from the holders of our Common Stock will allow for Merge Healthcare to potentially raise additional capital to effect acquisitions or other strategic plans to benefit the holders of both the preferred stock and our Common Stock in the future.  In addition, Merge Healthcare is required under the terms of the Investor Rights Agreement, dated as of February 25, 2015, to provide for the Investor Parties, until such time as the Company amends the Certificate of Incorporation to permit the holders of Series A Preferred Stock to elect a director directly, subject to maintaining a minimum holding of Series A Preferred Stock, to designate one (1) director for election to our Board.

The full text of the proposed amendments is as follows:

Amendment to Certificate of Incorporation

C.                    Voting Rights.  Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation and subject to the rights of holders of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held of record by such holder on all matters submitted to a vote of the stockholders of the Corporation generally.  Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation in respect of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either as a separate series or together as a class with the holders of one or more such other series, to vote thereon pursuant to this Certificate of Incorporation.

Amendment to Certificate of Designation

Section 10.                          Voting Rights; Election of Directors.

(a)                   Voting Rights.  Without limiting any rights provided to the holders of Series A Preferred Shares under the DGCL, the holders of Series A Preferred Shares shall be entitled to vote as a single class with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Corporation. Each holder of Series A Preferred Shares shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all Series A Preferred held of record by such holder could then be converted (taking into account, for the avoidance of doubt, all Unpaid Series A Dividends thereon convertible into shares of Common Stock, any Conversion Price adjustments made pursuant to Section 9 and, prior to the Stockholder Approval, the Conversion Cap) at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed; provided, however, that no holder of Series A Preferred shall be entitled to cast votes for the number of shares of Common Stock issuable upon conversion of such Series A Preferred Shares held by such holder that exceeds (subject to a proportionate adjustment in the event of a stock split, stock dividend, combination or other proportionate recapitalization) the quotient of (x) the aggregate purchase price paid by such holder of Series A Preferred Shares for its Series A Preferred Shares, divided by (y) the greater of (i) $4.14 and (ii) the Closing Price of the Common Stock on the Trading Day immediately prior to the Date of Issuance of such holder’s Series A Preferred Shares.  The holders of Series A Preferred Shares shall be entitled to notice of any meeting of stockholders in accordance with the Bylaws of the Corporation.

(b)                   Investor Director.

 (1)    For so long as Investors hold at least the Minimum Holding, the holders of Series A Preferred Shares, voting as a separate class, shall be entitled to elect one (1) member (the “Investor Director”) of the Board.

 (2)    Each Investor Director appointed shall continue to hold office until the next annual meeting of the stockholders of the Corporation and until his or her successor is elected and qualified in accordance with Section 10(b)(1) and the Bylaws or at such time as such Investor Director’s death, resignation, retirement or disqualification. The Corporation shall use its reasonable best efforts to ensure that any Investor Director is removed only if so directed in writing by the holders of a majority of the Series A Preferred Shares, unless otherwise required by Section 10(b)(1) or applicable law.

 (3)    Any vacancy, including but not limited to a vacancy created by the removal, death, resignation, retirement or disqualification of an Investor Director, shall be filled by the affirmative vote of a majority of the Series A Preferred Shares. If the holders of the Series A Preferred Shares for any reason fail to elect anyone to fill any such directorship or vacancy, such position shall remain vacant until such time as such holders elect a director to fill such position and shall not be filled by resolution or vote of the Board or the Corporation’s other stockholders. The Corporation shall take all such action as may be reasonably requested by such holders to effect this Section 10(b) (including nominating and recommending the designees of the holders of the Series A Preferred Shares for election).

 (4)    The Investor Director shall be entitled to reimbursement of expenses incurred in such capacities on the same basis as the Company provides such reimbursement to the other non–management members of its Board.

VOTE REQUIRED

The affirmative vote of a majority of the outstanding shares of Voting Stock is required to approve the amendment to the Merge Healthcare Certificate of Incorporation allowing holders of preferred stock to vote separately and Merge Healthcare Certificate of Designation for the Series A Preferred Stock to vote for a Director to our Board.  Abstentions and broker non–votes will have the effect of a vote against this proposal.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” the approval of an amendment to the Certificate of Incorporation and Certificate of Designation of the Company.

PROPOSAL SIX – RATIFICATION OF THE
APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR

BACKGROUND

The Audit Committee of our Board has selected BDO USA, LLP, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015.  BDO USA, LLP, is our independent registered public accounting firm and has audited our consolidated financial statements for the seven (7) years ended December 31, 2014.

Representatives of BDO USA, LLP will be present at our Annual Meeting.  They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

REASONS FOR THE PROPOSAL

Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee of our Board is seeking ratification of its selection of BDO USA, LLP as a matter of good corporate practice.  If our stockholders do not ratify this selection, the Audit Committee of our Board will reconsider whether or not to retain BDO USA, LLP as the Company’s independent registered public accounting firm for 2015.  Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

To ratify the selection of BDO USA, LLP as our independent registered public accounting firm, the votes cast for ratification must be the majority of Voting Stock present and entitled to vote (in person or by proxy) at the Annual Meeting.  Unless otherwise specified, the proxies solicited hereby will be voted in favor of the ratification of BDO USA, LLP as our independent registered public accounting firm for 2015.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” ratifying the selection of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year.

AUDIT AND NON–AUDIT FEES

The following table presents fees for professional services rendered by our independent registered public accounting firm for the audit of Merge Healthcare’s annual financial statements for the years ended December 31, 2014 and December 31, 2013.

	2014	2013
Audit fees (*)	$741,823	$781,075
Audit–related fees (**)	14,458	19,130
Tax	––	––
All other fees	––	––
Total fees	$756,281	$800,205

(*)	Audit fees include fees for the annual financial statement audit, quarterly reviews, registration statements, comfort letters, consents and review of, and assistance with, Current Reports on Form 8–K.
(**)	Audit–related fees include fees for assistance with proposed transactions.

POLICY ON AUDIT COMMITTEE PRE–APPROVAL OF AUDIT AND PERMISSIBLE NON–AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with the Commission and the Public Company Accounting Oversight Board (“PCAOB”) requirements regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In recognition of this responsibility, the Audit Committee has established a policy to pre–approve all audit and permissible non–audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for each year’s audit, management will submit a list to the Audit Committee for its approval of services and related fees expected to be rendered and fees expected to be incurred during that year within each of four (4) categories of services to the Audit Committee for approval.

•	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including quarterly reviews, comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

•	Audit–Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax–related activities, primarily in the area of corporate development; supporting other tax–related regulatory requirements; and tax compliance and reporting. The Company generally does not request such services from the independent registered public accounting firm.

•	All Other services are those services not captured in the audit, audit–related or tax categories. The Company generally does not request such services from the independent registered public accounting firm.

The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service.  During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre–approval categories.  In those instances, the Audit Committee requires specific pre–approval before engaging the independent registered public accounting firm.  The Audit Committee may delegate pre–approval authority to one or more of its members.  The member to whom such authority is delegated must report any pre–approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

We, the members of the Audit Committee, represent the following:

1.	The Audit Committee has reviewed and discussed Merge Healthcare’s audited financial statements with management;

2.	The Audit Committee has also received from, and discussed with, BDO USA, LLP, Merge Healthcare’s independent registered public accounting firm for fiscal year 2014, the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committee);

3.	The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by the Public Company Accounting Oversight Board rule that relates to independence (Rule 3526), and has discussed with BDO USA, LLP, its independence as Merge Healthcare’s independent registered public accounting firm; and

4.	Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in Merge Healthcare’s Annual Report on Form 10–K for the year ended December 31, 2014, for filing with the Commission.

The Audit Committee

Neele E. Stearns, Jr., Chairperson
Dennis Brown
Richard A. Reck

STOCKHOLDER PROPOSALS

We did not receive any stockholder proposals for inclusion in this year’s Proxy Statement.  If a stockholder wishes to present a proposal to be included in the proxy statement for the next annual meeting of stockholders, the proposal must be submitted in writing and received by our General Counsel or our Corporate Secretary at our offices no later than January 9, 2016.

To bring business before an annual meeting, a stockholder must submit a timely notice that complies with the requirements of our Bylaws.  Our Bylaws require, among other things, that the notice contain a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend our Bylaws, the language of the proposed amendment, the stockholder’s reasons for conducting the business at the meeting and any material interest in such business of the stockholder.  Our Bylaws are available free of charge on file with the Commission, by searching the EDGAR archives at www.sec.gov, on line at www.merge.com/company/investors/corporate–governance.aspx, or by written request to our General Counsel or Corporate Secretary at 350 North Orleans Street, First Floor, Chicago, Illinois 60654.

ANNUAL REPORT ON FORM 10–K

We will provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request, a copy of our Company’s Annual Report on Form 10–K for the year ended December 31, 2014.  Requests should be made to the office of the General Counsel or to the office of the Corporate Secretary at 350 North Orleans Street, First Floor, Chicago, Illinois 60654; telephone number (312) 565–6868 or at stockholderinfo@merge.com.

Annex A

MERGE HEALTHCARE INCORPORATED
2015 EQUITY INCENTIVE PLAN
1.                     Purpose; Eligibility.

 1.1                      General Purpose.  The purposes of the Plan are to (i) enable the Company and its subsidiaries to attract and retain the types of Employees, consultants and Directors who will contribute to the Company’s long–term success; and (ii) provide incentives that align the interests of Employees, consultants and Directors with those of the shareholders of the Company.

 1.2                     Eligible Award Recipients.  The persons eligible to receive Awards are the Employees, consultants and Directors of the Company and its subsidiaries.

 1.3                      Available Awards.  Awards that may be granted under the Plan include:  (i) Non–qualified Stock Options, (ii) Restricted Awards, and (iii) Performance Compensation Awards.

2.                     Definitions.

“2005 Plan” means the Company’s 2005 Equity Incentive Plan, as amended, in effect as of the Effective Date.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States of America federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including a Non–qualified Stock Option, a Restricted Award, or a Performance Compensation Award, including an Award combining two or more types in a single grant.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means, in the judgment of the Committee:

With respect to any Employee or consultant, except as otherwise defined in an Award Agreement, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or a subsidiary; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its subsidiaries; (iii) dishonesty, misconduct, fraud or disloyalty by the Participant; (iv) material violation of any Company policy that results in, or is intended to result in, harm to the Company or any of its subsidiaries; or (v) willful and continued failure to perform substantially the Participant’s material duties with the Company (other than any such failure resulting from the Participant’s incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which the Participant has not performed such duties is delivered to the Participant by the person or entity that supervises or manages the Participant.

With respect to any Director, except as otherwise defined in an Award Agreement, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (1) malfeasance in office; (2) gross misconduct or neglect; (3) false or fraudulent misrepresentation inducing the Director’s appointment; (4) willful conversion of corporate funds; or (5) repeated failure to attend or participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.  For the purposes of this definition, “Cause” shall include those situations, actions and conduct taking place during a Participant’s employment or association with the Company if the basis for such determination is discovered no later than 12 months after a Participant’s employment or association with the Company has ended.

“Change in Control” means the first occurrence of any of the following events after the effective date of the Plan: (i) the acquisition by one Person (or more than one Person acting as a group), other than Merrick Ventures, LLC or its Affiliates, of ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock; (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company; (iii) the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company, immediately prior to such merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; or (iv) the approval by the Company’s shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.  Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan.  If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.  The Committee shall be constituted to comply with the requirements of Rule 16b–3 promulgated by the Commission under the Exchange Act, or such rule or any successor rule thereto which is in effect from time to time, Section 162(m) of the Code and any applicable listing or governance requirements of any securities exchange on which the Common Stock is listed.

“Common Stock” means the common stock, $0.01 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Merge Healthcare Incorporated, a Delaware corporation, and any successor thereto.

“Continuous Service” means that the Participant’s service with the Company or any of its subsidiaries, whether as an Employee, consultant or Director, is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any of its subsidiaries as an Employee, consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code.  The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Director” means a member of the Board.

“Disability” means that the Participant is or is reasonably expected to be, in the opinion of the Committee, unable to engage in any substantial gainful activity or unable to perform Participant’s duties to the Company by reason of any medically determinable physical or mental impairment for a period of not less than 180 days during any period of 365 days.  The determination of whether an individual has a Disability shall be determined under procedures established by the Committee.  The Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long–term disability plan maintained by the Company or any subsidiary in which a Participant participates.

“Effective Date” shall mean the date as of which this Plan is approved by the Company’s shareholders.

“Employee” means any person, including an Officer, performing services for  the Company or a subsidiary and designated as an employee of the Company or the subsidiary on its payroll records.  An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company or any subsidiary.  Mere service as a Director or payment of a director’s fee by the Company or a subsidiary shall not be sufficient to constitute “employment” by the Company or a subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, except as otherwise defined in an Award Agreement, the value of the Common Stock as determined below.  If the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal.  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Grant Date” means the date an Award is effective pursuant to the terms hereof.

“Non–qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6.2 of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.  The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or subsidiary, division, business unit or operational unit of the Company) and shall include, but not be limited to the following: (i) pre–tax or after–tax net earnings or net income, (ii) sales or revenue growth, (iii) cash flow, operating cash flow or free cash flow objectives, (iv) return on assets or net assets, (v) return on stockholder equity, (vi) return on capital or invested capital, (vii) Stock price per share or growth in Stock price per share, (viii) total stockholder return, (ix) operating margin or gross or net profit margin, (x) earnings per share, (xi) market share, (xii) operating income or pre–tax or after–tax net operating income, (xiii) operating profit or pre–tax or after–tax net operating profit, (xiv) operating earnings or pre–tax or after–tax net operating earnings, (xv) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock–based compensation, (xvi) economic value–added models, (xvii) cost reductions, (xviii) budget objectives, (xix) litigation and regulatory resolution goals, or (xx) expense control goals.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or a subsidiary as a whole or any division, business unit or operational unit of the Company and/or a subsidiary or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.  To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.  In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.  The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance–based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:  (i) asset write–downs and impairment charges relating to goodwill, intangible assets or other long–lived assets; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225–20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures and costs relating thereto; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) stock–based compensation expense or costs and (x) a change in the Company’s fiscal year.  In addition to the foregoing adjustments, should the Performance Goal be tied to cash flow, operating cash flow or free cash flow objectives, then the Committee may, in establishing the applicable targets, authorize adjustments, deductions and/or exclusions with respect to one or more of the following items to the extent those items are to be utilized in the calculation of cash flow, operating cash flow or free cash flow for any or all of the fiscal years within the applicable Performance Period or any other fiscal year that serves as a base or comparative measurement year: (1) cash amounts expended in the acquisition of property, plant and equipment, (2) cash amounts paid as interest expense, (3) cash amounts received as interest income, (4) increases or decreases in working capital, (5) cash flows or adjusted cash flows attributable to new businesses or entities begun by the Company or any subsidiary, (6) cash flow impact of interparty transactions between or among the Company and one or more subsidiaries involving the acquisition, licensing or cost sharing of intangible assets

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Permitted Transferee” means: (i) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother–in–law, father–in–law, son–in–law, daughter–in–law, brother–in–law, or sister–in–law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) have beneficial ownership of more than 50% of the equity interests; (ii) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non–qualified Stock Option; and (iii) such other transferees as may be permitted by the Committee in its sole discretion.

“Plan” means this Merge Healthcare Incorporated 2015 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Restricted Award” means any Award granted pursuant to Section 6.1(a).

“Restricted Period” has the meaning set forth in Section 6.1(a).

“Restricted Stock” has the meaning set forth in Section 6.1(a).

“Restricted Stock Unit” has the meaning set forth in Section 6.1(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Vested Unit” has the meaning set forth in Section 6.1(f).

3.                    Administration.

3.1                       Authority of Committee.  The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board.  Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Awards are to be granted under the Plan and the applicable Grant Date; (v) from time to time, to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (vi) to determine the number of shares of Common Stock to be made subject to each Award; (vii) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant; (viii) to designate an Award (including a cash Award) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals; (ix) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent; (x) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (xi) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti–dilution adjustments; (xii) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and (xiii) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.  The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a re–pricing, shareholder approval shall be required before the re–pricing is effective.

3.2                       Committee Decisions Final.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

3.3                       Delegation.  The Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers, or director or group of directors of the Company (including to a subcommittee of members of the Compensation Committee of the Board) or its subsidiaries any portion of its authority and powers under the Plan with respect to Participants who are not Officers; provided, that any delegation to one or more Officers of the Company shall be subject to section 157(c) of the Delaware General Corporation Law (or successor provision).  Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Officers or Directors.  The Committee shall also be permitted to delegate, to any appropriate Officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan.  In the event that the Committee’s authority is delegated to Officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such Officer or employee for such purpose.  Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.4                       Indemnification.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

3.5                       Participants Based Outside the United States.  In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its subsidiaries operate, the Committee may modify the terms and conditions of Awards granted to Participants employed outside the United States, establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder; provided, however, that the Committee may not increase the number of shares available or that may be issued under the Plan, nor shall any amendment of the Plan that would cause the Plan to cease to satisfy any conditions under Rule 16b–3 under the Exchange Act or the grant of any Performance Compensation Award to fail to qualify for an income tax deduction pursuant to section 162(m) of the Code be effective to the extent such amendment would cause the Plan to cease to satisfy any conditions under Rule 16b–3 under the Exchange Act or the grant of any Performance Compensation Award to fail to qualify for an income tax deduction pursuant to section 162(m) of the Code.

4.                    Shares Subject to the Plan.

4.1                       Available Stock.  Subject to increase in accordance with Section 4.4 and adjustment in accordance with Section 10, the number of shares of Common Stock available for the grant of Awards under the Plan shall be 2,000,000 plus the number of shares of Common Stock that were available for grant under the 2005 Plan, but not subject to outstanding awards, as of the Effective Date.  After the Effective Date, no further awards shall be made under the 2005 Plan and the 2005 Plan shall remain in effect only so long as awards made thereunder shall remain outstanding.  During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.  Subject to adjustment in accordance with Section 10, each share of Common Stock underlying an Award shall count as one share against the limit set forth in this Section 4.1.

4.2                       Type.  Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3                       Individual Limits.  Subject to adjustment in accordance with Section 10, no Participant shall be granted, during any three year period, Options with respect to more than 3,000,000 shares of Common Stock in the aggregate or any other Awards with respect to more than 3,000,000 shares of Common Stock in the aggregate.  If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall count toward the individual share limit set forth in this Section 4.  The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 6.2(a) shall be $1,000,000.  Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee, or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

4.4                      Re–issuance.  Any shares of Common Stock subject to an (i) Award under the Plan or (ii) award under the 2005 Plan, that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan.  Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan or the 2005 Plan shall not again be made available for issuance or delivery under the Plan if such shares are shares tendered in payment of an Option, shares delivered or withheld by the Company to satisfy any tax withholding obligation or other Awards that were not issued upon the settlement of the Award.

4.5                       Term.  No Award may be granted under the Plan on or after the tenth anniversary of the Plan’s current Effective Date.  Upon termination of the Plan, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with the terms of the Plan and the applicable Award Agreement.

5.                   Option Provisions.  Each Option granted under the Plan shall be evidenced by an Award Agreement.  Each Option so granted shall be subject to the conditions set forth in this Section 5, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.  All Options shall be designated Non–qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of such of Option.  Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

5.1                       Term.  The term of a Non–qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non–qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

5.2                      Consideration.  The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, in cash or by certified or bank check at the time the Option is exercised, or in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid as follows: (i) through delivery of shares of Common Stock (either in full or in part, and including actual delivery or delivery by attestation), (ii) by withholding shares or reducing the number of shares deliverable under a net exercise program pursuant to which shares are withheld or reduced from otherwise deliverable shares, (iii) a broker–assisted cashless exercise arrangement, or (iv) in accordance with such other procedures or in such other forms as the Committee shall from time to time determine.

Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).  Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes–Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

5.3                      Transferability of a Non–qualified Stock Option.  A Non–qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee.  If the Non–qualified Stock Option does not provide for transferability, then the Non–qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

5.4                       Vesting of Options.  Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate.  The vesting provisions of individual Options may vary.  No Option may be exercised for a fraction of a share of Common Stock.  The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event, including, without limitation, a Change of Control.

5.5                      Termination of Continuous Service.  Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date six months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

5.6                       Extension of Termination Date.  Unless otherwise provided in an Award Agreement, if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system or if any blackout period is in effect with respect to the Common Stock that would prohibit the Optionholder from selling shares of Common Stock, then the period during which the Option may be exercised shall be automatically extended and the Option shall terminate on the earlier of (i) the expiration of the term of the Option, or (ii) the expiration of a period after termination of the Participant’s Continuous Service that is six months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements and the Optionholder would be permitted to sell the Common Stock in accordance with the Company’s blackout policies.

5.7                       Disability of Optionholder.  Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date 12 months following such termination, or (ii) the expiration of the term of the Option as set forth in the Award Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

5.8                       Death of Optionholder.  Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date 12 months following the date of death, or (ii) the expiration of the term of such Option as set forth in the Award Agreement.  If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.                    Provisions of Awards Other Than Options.

6.1                       Restricted Awards.

     (a)        General

   A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or a contractual right to receive a stated number of shares of Common Stock (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine.  Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement.  Each Restricted Award so granted shall be subject to the conditions set forth in this Section 6.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

     (b)        Restricted Stock

   Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock.  Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends.

     (c)        Restricted Stock Units

   The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement.  No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.  The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement.

(d)         Restrictions

   Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (ii) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iii) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.  Restricted Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company, and (2) such other terms and conditions as may be set forth in the applicable Award Agreement.  The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock or Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(e)         Restricted Period

With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.  No Restricted Award may be granted or settled for a fraction of a share of Common Stock.  The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(f)          Delivery of Restricted Stock and Settlement of Restricted Stock Units

Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 6.1(d) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement.  Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units.  If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, with respect to each Vested Unit.

(g)         Stock Restrictions

Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

6.2                       Performance Compensation Awards.

(a)         General

The Committee shall have the authority, at the time of grant of any Award described in this Plan to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance–based compensation” under Section 162(m) of the Code.  In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance–based compensation” under Section 162(m) of the Code.

(b)        Eligibility

The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period.  However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period.  The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6.2.  Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)         Discretion of Committee with Respect to Performance Compensation Awards

With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the types of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, the kinds and/or levels of the Performance Goals that are to apply to the Company and the Performance Formula.  Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 6.2(c) and record the same in writing.

(d)        Payment of Performance Compensation Awards

(i)          Condition to Receipt of Payment.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or be serving as a Director of the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)         Limitation.  A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(iii)        Certification.  Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula.  The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply its discretion in accordance with 000 hereof, if and when it deems appropriate.

(iv)        Use of Discretion.  In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may in its discretion reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period, provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance–based compensation” under Section 162(m) of the Code.  The Committee shall not have the discretion to grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained.

(v)        Timing of Award Payments.  Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 6.2 but in no event later than 90 days following the end of the calendar year during which the Performance Period is completed.

7.                   Securities Law Compliance.  No shares of Common Stock shall be purchased or sold under any Award Agreement unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.  The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

8.                    Use of Proceeds from Stock.  Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

9.                    Miscellaneous.

9.1                       Acceleration of Exercisability and Vesting.  The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

9.2                       Shareholder Rights.  Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 10 hereof.

9.3                       No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or any of its subsidiaries in the capacity in effect at the time the Award was granted or shall affect the right of the Company or a subsidiary to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the retention of the consultant with or without notice and with or without Cause or (iii) the service of a Director pursuant to the By–laws of the Company or a subsidiary, and any applicable provisions of the corporate law of the state in which the Company or the subsidiary is incorporated, as the case may be.

9.4                      Transfer; Approved Leave of Absence.  For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (i) a transfer of employment to the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another, or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

9.5            Withholding Obligations.  Unless otherwise set forth in the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Participant as a result of the exercise, acquisition or vesting of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

10.                Adjustments upon Changes in Stock.  In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award.  In the case of adjustments made pursuant to this Section 10, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its subsidiaries, the Committee shall, in the case of Non–qualified Stock Options, ensure that any adjustments under this Section 10 will not constitute a modification of such Non–qualified Stock Options within the meaning of Section 409A of the Code.  Any adjustments made under this Section 10 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b–3 under the Exchange Act.  Further, with respect to Awards intended to qualify as “performance–based compensation” under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

11.                 Effect of Change in Control.

11.1                   Change in Control.  Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary (i) in the event of a Change in Control, subject to the discretion of the Committee, all Options shall become immediately exercisable with respect to 100% of the shares subject to such Options, and/or the Restricted Period shall expire immediately with respect to 100% of the shares of Restricted Stock or Restricted Stock Units; and (ii) with respect to Performance Compensation Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (1) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant, and (2) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (i) and (ii) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

11.2                   Cancellation.  In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event.  In the case of any Option with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

11.3                    Binding Effect.  The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its subsidiaries, taken as a whole.

12.                 Amendment of the Plan and Awards.

12.1                    Amendment or Termination.  The Board at any time, and from time to time, may amend or terminate the Plan.  However, except as provided in Section 10 relating to adjustments upon changes in Common Stock and Section12.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws.  At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

12.2                   Shareholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance–based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

12.3                   Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

12.4                    No Impairment of Rights.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant, and (ii) the Participant consents in writing.

12.5                   Amendment of Awards.  The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute a material impairment of the material rights of the Participant under any Award unless the Participant consents to such amendment in writing.

13.                 General Provisions.

13.1                    Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award.  Such events may include, without limitation, breach of non–competition, non–solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its subsidiaries.

13.2                   Clawback.  Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or similar policy adopted by the Company from time to time, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or policy.

13.3                   Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.4                    Right to Offset.  Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law (including section 409A of the Code), the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its subsidiaries.

13.5                   Deferral of Awards.  The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award.  The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

13.6                   Unfunded Plan.  The Plan shall be unfunded.  Neither the Company, the Board, nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

13.7                    Recapitalizations.  Each Award Agreement shall contain provisions required to reflect the provisions of Section10.

13.8                   Delivery.  Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter.  Subject to Applicable Laws, for purposes of this Plan, 90 days shall be considered a reasonable period of time.

13.9                    No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan.  The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

13.10                Award Agreements.  Each Award Agreement shall be subject to the terms and conditions of the Plan.  The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.  In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

13.11                 Section 409A.  The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith.  Any payments described in the Plan that are due within the “short–term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six–month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).  Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

13.12                Furnishing Information.  A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary when eligibility or entitlement to any compensation or benefit based on any matter relating to the Disability of the Participant is at issue.

13.13                Section 16.  It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b–3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b–3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short–swing liability under Section 16 of the Exchange Act.  Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 13.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

13.14                Section 162(m).  To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

13.15                Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death.  Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

13.16                 Expenses.  The costs of administering the Plan shall be paid by the Company.

13.17                 Severability.  If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

13.18                 Plan Headings.  The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

13.19                Non–Uniform Treatment.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards.  Without limiting the generality of the foregoing, the Committee shall be entitled to make non–uniform and selective determinations, amendments and adjustments, and to enter into non–uniform and selective Award Agreements.

13.20                 Dividends and Dividend Equivalents.  The Committee may provide the Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time); provided, further, that dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or dividend equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or dividend equivalents relate).

14.                 Effective Date of Plan.  The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of an Award relating to the Common Stock, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within 12 months before or after the date the Plan is adopted by the Board.

15.                 Termination or Suspension of the Plan.  The Board may suspend or terminate the Plan at any earlier date pursuant to Section 12.1 hereof.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.  Unless the Company determines to submit Section 6.2 of the Plan and the definition of “Performance Goal” and “Performance Criteria” to the Company’s shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such shareholder approval is obtained, then no further Performance Compensation Awards shall be made to “covered employees” (as that term is used in Code Section 162(m)) under Section 6.2 after the date of such annual meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.

16.                 Choice of Law.  The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.  The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of Illinois, Cook County, including the Federal Courts located therein (should Federal jurisdiction exist).

As adopted by the Board of Directors of Merge Healthcare Incorporated on April 23, 2015.

As approved by the shareholders of Merge Healthcare Incorporated on ____________, 2015.

2015 ANNUAL MEETING OF STOCKHOLDERS OF MERGE HEALTHCARE INCORPORATED June 17, 2015 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.  Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:  The Notice of Annual Meeting and Proxy Statement, Annual Report on Form 10-K and proxy card are available at www.merge.com/annualmeeting/  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Elect seven (7) individuals to serve as Directors until the next annual meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her prior death, resignation or removal (check one box). FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT
(See instructions below) NOMINEES: Michael J. Cole Justin C. Dearborn William J. Devers Jr.  Michael W. Ferro, Jr.  Matthew M. Maloney Richard A. Reck Neele E. Stearns, Jr.  2. Approve the adoption of the Merge Healthcare Incorporated 2015 Equity Incentive Plan.  3. Approve the amendment to our Bylaws to provide for an exclusive forums provision.  4. Approve the removal of the conversion cap limitation to the conversion of our Series A Convertible Preferred Stock into shares of our Common Stock.  5. Approve the amendment to our Certificate of Incorporation and Certificate of Designation to allow holders of preferred stock to vote separately.  6. Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof. YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.  The Board of Directors recommends a vote FOR all director nominees and FOR proposal numbers two, three, four, five and six. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.